                                                                   EXHIBIT 99
                         INDEX TO FINANCIAL INFORMATION

                                                                                                               Page
                                                                                                               ----
(a)   Historical Financial Information

REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES
 Report of Independent Certified Public Accountants........................................................    F-2
 Supplemental Consolidated Balance Sheets as of December 31, 1996 and 1995.................................    F-3
 Supplemental Consolidated Statements of Operations for the Years Ended
   December 31, 1996, 1995 and 1994.......................................................................     F-4
 Supplemental Consolidated Statements of Shareholders' Equity for the Years
   Ended December 31, 1996, 1995 and 1994..................................................................    F-5
 Supplemental Consolidated Statements of Cash Flows for the Years Ended
   December 31, 1996, 1995 and 1994........................................................................    F-6
 Notes to Supplemental Consolidated Financial Statements...................................................    F-7

KENDALL AUTOMOTIVE GROUP
 Report of Independent Certified Public Accountants........................................................   F-28
 Combined Balance Sheet as of October 31, 1996.............................................................   F-29
 Combined Statement of Income and Retained Earnings for the Ten-Month Period Ended October 31, 1996........   F-31
 Combined Statement of Cash Flows for the Ten-Month Period Ended October 31, 1996..........................   F-32
 Notes to Combined Financial Statements....................................................................   F-33

MAROONE AUTOMOTIVE GROUP
 Report of Independent Auditors............................................................................   F-39
 Combined Statements of Income for the Years Ended December 31, 1996 and 1995..............................   F-40
 Combined Balance Sheets as of December 31, 1996 and 1995..................................................   F-41
 Combined Statements of Cash Flows for the Years Ended December 31, 1996 and 1995..........................   F-42
 Combined Statements of Owners' Equity for the Years Ended December 31, 1996 and 1995......................   F-44
 Notes to Combined Financial Statements....................................................................   F-45

THE WALLACE COMPANIES
 Independent Auditor's Report..............................................................................   F-60
 Combined Balance Sheet as of December 31, 1996............................................................   F-61
 Combined Statement of Income for the Year Ended December 31, 1996.........................................   F-63
 Combined Statement of Retained Earnings for the Year Ended December 31, 1996..............................   F-64
 Combined Statement of Cash Flows for the Year Ended December 31, 1996.....................................   F-65
 Notes to Combined Financial Statements....................................................................   F-67

TAORMINA INDUSTRIES, INC.
 Independent Auditor's Report..............................................................................   F-78
 Balance Sheets as of December 31, 1996 and 1995...........................................................   F-79
 Statements of Income for the Years Ended December 31, 1996 and 1995.......................................   F-80
 Statements of Retained Earnings for the Years Ended December 31, 1996 and 1995............................   F-81
 Statements of Cash Flows for the Years Ended December 31, 1996 and 1995...................................   F-82
 Notes to Financial Statements.............................................................................   F-84


(b)   Pro Forma Financial Information

REPUBLIC INDUSTRIES, INC., AUTONATION INCORPORATED, ED MULLINAX, INC., GRUBB AUTOMOTIVE AND
KENDALL AUTOMOTIVE GROUP
 Unaudited Condensed Consolidated Pro Forma Financial Statements...........................................   F-93
 Unaudited Condensed Consolidated Pro Forma Balance Sheet as of December 31, 1996..........................   F-94
 Unaudited Condensed Consolidated Pro Forma Statement of Operations for the
   Year Ended December 31, 1996............................................................................   F-95
 Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements..................................   F-96


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Republic Industries, Inc.:

     We have audited the accompanying consolidated balance sheets of Republic Industries, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the three-year period ended December 31, 1996, included on pages 46 through 71 of Form 10-K. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Republic Industries, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

     We have also made similar audits of the accompanying supplemental consolidated balance sheets of Republic Industries, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related supplemental consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. The supplemental consolidated statements give retroactive effect to the mergers with Carlisle Motors, Inc. on January 21, 1997; National Car Rental System, Inc. on February 24, 1997; Taormina Industries, Inc. on February 27, 1997; and Wallace Automotive Group and Maroone Automotive Group on February 28, 1997, which have been accounted for as poolings of interests as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Republic Industries, Inc. and its subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, after giving retroactive effect to the mergers with Carlisle Motors, Inc., National Car Rental System, Inc., Taormina Industries, Inc., Wallace Automotive Group, and Maroone Automotive Group as described in Note 1, all in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  March 14, 1997.

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                               AS OF DECEMBER 31,
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 1996          1995
                                                              ----------    ----------
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  299,453    $  345,633
  Receivables, net..........................................     535,653       428,743
  Revenue earning vehicles, net.............................   3,495,178     2,922,832
  Advances to affiliate.....................................     247,472            --
  Inventory.................................................     185,395       178,722
  Other current assets......................................     149,981       145,767
                                                              ----------    ----------
          Total Current Assets..............................   4,913,132     4,021,697
PROPERTY AND EQUIPMENT, NET.................................   1,064,974       790,043
INTANGIBLE ASSETS, NET......................................     260,067       156,910
INVESTMENT IN SUBSCRIBER ACCOUNTS, NET......................      92,427        42,240
OTHER ASSETS................................................      39,659        30,059
                                                              ----------    ----------
                                                              $6,370,259    $5,040,949
                                                              ==========    ==========
                         LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $  270,654    $  221,258
  Accrued liabilities.......................................     278,025       158,425
  Estimated liability insurance claims......................     144,225       119,161
  Current portion of revenue earning vehicle debt...........   2,688,787     3,040,699
  Notes payable and current maturities of long-term debt....     184,054       197,622
  Other current liabilities.................................      94,194        81,650
                                                              ----------    ----------
          Total Current Liabilities.........................   3,659,939     3,818,815
LONG-TERM DEBT, NET OF CURRENT MATURITIES...................     347,987       293,659
LONG-TERM REVENUE EARNING VEHICLE DEBT,
  NET OF CURRENT PORTION....................................     799,624            --
OTHER LIABILITIES...........................................     210,736       210,637
COMMITMENTS AND CONTINGENCIES...............................
SHAREHOLDERS' EQUITY:
  Preferred stock, par value $.01 per share; 5,000,000
     shares authorized; none issued.........................          --            --
  Common stock, par value $.01 per share; 500,000,000 and
     350,000,000 shares authorized, respectively;
     296,829,054 and 248,013,006 shares issued and
     outstanding, respectively..............................       2,968         2,480
  Additional paid-in capital................................   1,343,003       629,131
  Retained earnings.........................................       6,002        86,227
                                                              ----------    ----------
          Total Shareholders' Equity........................   1,351,973       717,838
                                                              ----------    ----------
                                                              $6,370,259    $5,040,949
                                                              ==========    ==========

        The accompanying notes are an integral part of these statements.

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                1996         1995         1994
                                                             ----------   ----------   ----------
REVENUE:
  Vehicle rentals..........................................  $2,567,099   $1,886,399   $1,222,325
  Vehicle sales............................................   1,410,513    1,000,282      858,330
  Solid waste services.....................................     701,209      450,398      317,928
  Electronic security services.............................      85,276       49,826       41,913
                                                             ----------   ----------   ----------
                                                              4,764,097    3,386,905    2,440,496
EXPENSES:
  Vehicle rental operating expenses........................   2,072,373    1,517,036      910,337
  Cost of vehicle sales....................................   1,269,873      872,337      743,721
  Cost of solid waste services.............................     512,396      307,519      213,633
  Cost of electronic security services.....................      37,307       20,569       20,643
  Selling, general and administrative......................     784,212      602,818      467,449
  Restructuring and merger expenses........................      38,335        3,264           --
                                                             ----------   ----------   ----------
OPERATING INCOME ..........................................      49,601       63,362       84,713
INTEREST INCOME............................................      30,769       21,038        6,430
INTEREST EXPENSE...........................................     (43,887)     (33,526)     (20,198)
OTHER INCOME (EXPENSE), NET................................       5,525        5,085       (2,567)
                                                             ----------   ----------   ----------
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME
  TAXES AND EXTRAORDINARY CHARGE...........................      42,008       55,959       68,378
PROVISION FOR INCOME TAXES.................................      43,024       31,280       29,767
                                                             ----------   ----------   ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
  EXTRAORDINARY CHARGE.....................................      (1,016)      24,679       38,611
EXTRAORDINARY CHARGE RELATED TO EARLY EXTINGUISHMENT OF
  DEBT, NET OF BENEFIT FOR INCOME TAXES OF $14,955.........     (31,592)         --           --
                                                             ----------   ----------   ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS...................     (32,608)      24,679       38,611
                                                             ----------   ----------   ----------
DISCONTINUED OPERATIONS:
  Income (loss) from discontinued operations, net of income
     taxes.................................................          --        5,414       (2,764)
  Loss on disposal of segment, net of income tax benefit...          --      (30,537)          --
                                                             ----------   ----------   ----------
  Loss from discontinued operations........................          --      (25,123)      (2,764)
                                                             ----------   ----------   ----------
NET INCOME (LOSS)..........................................  $  (32,608)  $     (444)  $   35,847
                                                             ==========   ==========   ==========
FULLY DILUTED INCOME (LOSS) PER COMMON AND COMMON
  EQUIVALENT SHARE:
  Income (loss) from continuing operations before
     extraordinary charge..................................  $       --   $      .11   $      .25
  Extraordinary charge.....................................        (.10)          --           --
  Discontinued operations..................................          --         (.11)        (.02)
                                                             ----------   ----------   ----------
  Net income (loss)........................................  $     (.10)  $       --   $      .23
                                                             ==========   ==========   ==========

        The accompanying notes are an integral part of these statements.

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

           SUPPLEMENTAL CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                                 (IN THOUSANDS)

                                                              COMMON     ADDITIONAL      RETAINED
                                                              STOCK    PAID-IN CAPITAL   EARNINGS
                                                              ------   ---------------   ---------
BALANCE AT DECEMBER 31, 1993................................ $1,533      $  230,266       $103,612
  Sales of common stock.....................................     29          16,490             --
  Distributions to former owners of pooled companies........     --              --        (25,743)
  Other.....................................................     16          21,161          1,245
  Net income................................................     --              --         35,847
                                                             -------     ----------       --------
BALANCE AT DECEMBER 31, 1994................................  1,578         267,917        114,961
  Sales of common stock and warrants........................    441         261,967             --
  Stock issued in acquisitions..............................    173          83,910             --
  Exercise of stock options and warrants....................     30          15,690             --
  Reclassification of additional paid-in capital to effect
     the spin-off...........................................     --         (36,305)        36,305
  Spin-off of Republic Environmental Systems, Inc...........     --              --        (23,579)
  Contributions to capital from former owners
     of pooled companies....................................     --          29,783             --
  Distributions to former owners of pooled companies........     --              --        (41,033)
  Other.....................................................    258           6,169             17
  Net loss..................................................     --              --           (444)
                                                             -------     ----------       --------
BALANCE AT DECEMBER 31, 1995................................  2,480         629,131         86,227
  Sales of common stock.....................................    220         550,652             --
  Stock issued in acquisitions..............................    221         101,224             --
  Exercise of stock options and warrants....................     57          43,707             --
  Contributions to capital from former owners of pooled
     companies..............................................     --          21,887             --
  Distributions to former owners of pooled companies........     --              --        (48,187)
  Other.....................................................    (10)         (3,598)           570
  Net loss..................................................     --              --        (32,608)
                                                             -------     ----------       --------
BALANCE AT DECEMBER 31, 1996................................ $2,968      $1,343,003       $  6,002
                                                             =======     ==========       ========

        The accompanying notes are an integral part of these statements.

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,
                                 (IN THOUSANDS)

                                                             1996          1995          1994
                                                          -----------   -----------   -----------
CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING
  OPERATIONS:
  Income (loss) from continuing operations..............  $   (32,608)  $    24,679   $    38,611
  Adjustments to reconcile income (loss) from continuing
     operations to net cash provided by continuing
     operations:
     Restructuring, merger and other non-recurring
       expenses.........................................       95,519         3,264            --
     Loss on extinguishment of debt, net of income
       taxes............................................       31,592            --            --
     Depreciation and amortization......................      847,635       629,724       415,217
     Changes in assets and liabilities, net of effects
       from business acquisitions:
       Receivables......................................     (102,253)      (29,316)      (37,258)
       Inventory........................................       (1,392)      (41,509)      (12,039)
       Other assets.....................................      (47,920)        2,980         9,747
       Accounts payable and accrued liabilities.........       68,863        84,425         6,026
       Other liabilities................................      128,672        22,807         8,786
                                                          -----------   -----------   -----------
                                                              988,108       697,054       429,090
                                                          -----------   -----------   -----------
CASH PROVIDED BY DISCONTINUED OPERATIONS................           --         6,105        12,168
                                                          -----------   -----------   -----------
CASH USED IN INVESTING ACTIVITIES:
  Purchases of revenue earning vehicles from third party
     suppliers..........................................   (3,999,100)   (2,806,011)   (2,762,648)
  Purchases of revenue earning vehicles from related
     party suppliers....................................     (631,280)     (351,755)     (551,157)
  Sales of revenue earning vehicles.....................    3,356,359     2,841,614     2,673,654
  Purchases of property and equipment...................     (251,688)     (221,906)     (153,419)
  Advances to affiliate.................................     (243,400)           --            --
  Investment in subscriber accounts.....................      (41,371)      (15,980)      (17,512)
  Cash used in business acquisitions....................      (47,018)   (1,331,676)      (11,797)
  Other.................................................       46,537        90,742       147,134
                                                          -----------   -----------   -----------
                                                           (1,810,961)   (1,794,972)     (675,745)
                                                          -----------   -----------   -----------
CASH PROVIDED BY FINANCING ACTIVITIES:
  Payments of revenue earning vehicle financing.........  (17,414,332)   (9,972,386)   (3,071,250)
  Proceeds from revenue earning vehicle financing.......   17,732,521    11,094,327     3,348,787
  Payments of long-term debt and notes payable..........     (563,698)     (211,360)     (200,169)
  Proceeds from long-term debt and notes payable........      512,133       188,189       128,993
  Sales of common stock.................................      550,872       262,408        16,519
  Other.................................................      (40,823)       30,957        11,917
                                                          -----------   -----------   -----------
                                                              776,673     1,392,135       234,797
                                                          -----------   -----------   -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........      (46,180)      300,322           310
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD........      345,633        45,311        45,001
                                                          -----------   -----------   -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..............  $   299,453   $   345,633   $    45,311
                                                          ===========   ===========   ===========

        The accompanying notes are an integral part of these statements.

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (000'S OMITTED IN ALL TABLES EXCEPT PER SHARE AMOUNTS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying Supplemental Consolidated Financial Statements include the accounts of Republic Industries, Inc. and its subsidiaries ("Republic" or the "Company"). All significant intercompany accounts and transactions have been eliminated. In 1995, the Company implemented a formal plan to dispose of all of its mining and citrus operations. In 1994, the Board of Directors authorized management to pursue a plan to distribute its hazardous waste services segment, Republic Environmental Systems, Inc. ("RESI"), now known as International Alliance Services, Inc., to Republic shareholders. Accordingly, as discussed in
Note 11, Discontinued Operations, these segments have been accounted for as discontinued operations and the accompanying Supplemental Consolidated
Financial Statements presented herein have been restated to report separately the operating results of these discontinued operations.

     In order to maintain consistency and comparability between periods presented, certain amounts have been reclassified from the previously reported financial statements in order to conform with the financial statement presentation of the current period.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     The accompanying Supplemental Consolidated Financial Statements include the financial position and results of operations of Addington Resources, Inc. ("Addington") and Continental Waste Industries, Inc. ("Continental") which the Company acquired in December 1996; Alamo Rent-A-Car, Inc. ("Alamo") which the Company acquired in November 1996; CarChoice, Inc. ("CarChoice") which the Company acquired in August 1996; and Incendere, Inc. ("Incendere") and The Denver Fire Reporter & Protective Co. ("Denver Alarm"), which the Company acquired in February 1996. These transactions were accounted for under the pooling of interests method of accounting and, accordingly, the Supplemental Consolidated Financial Statements have been previously restated as if the Company and Addington, Continental, Alamo, CarChoice, Incendere and Denver Alarm had operated as one entity since inception. See Note 2, Business Combinations, for further discussion of these transactions.

     All per share data and numbers of shares of the Company's common stock, par value $.01 per share ("Common Stock") for all periods included in the financial statements and notes thereto have been adjusted to reflect a two-for-one stock split in the form of a 100% stock dividend that became effective in June 1996, as more fully described in Note 6, Shareholders' Equity.

SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying Supplemental Consolidated Financial Statements give retroactive effect to the acquisitions of National Car Rental System, Inc. ("National"), Maroone Automotive Group ("Maroone"), Wallace Automotive Group ("Wallace") and Taormina Industries, Inc. ("Taormina") all of which the Company acquired in February 1997 and Carlisle Motors, Inc. ("Carlisle") which the Company acquired in January 1997. The acquisitions of National, Maroone, Wallace, Taormina and Carlisle have been accounted for under the pooling of interests method of accounting. See Note 2, Business Combinations, for further discussion of these transactions.

RECEIVABLES

     Receivables include trade accounts receivable from the Company's various operating business segments which consist of amounts due from retail and service customers, travel agents and tour operators. Receivables also include vehicle receivables from automobile manufacturers which consist of amounts due under vehicle repurchase and incentive programs and from vehicle renters for damages incurred on revenue earning vehicles.

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

     The components of receivables, net of allowance for doubtful accounts at December 31 are as follows:

                                                                1996       1995
                                                              --------   --------
Trade.......................................................  $286,154   $219,756
Vehicle.....................................................   226,620    185,229
Contracts in transit........................................    19,338     16,899
Other.......................................................    19,499     16,879
                                                              --------   --------
                                                               551,611    438,763
Less: allowance for doubtful accounts.......................   (15,958)   (10,020)
                                                              --------   --------
                                                              $535,653   $428,743
                                                              ========   ========

INVESTMENTS

     Investments have a maturity of one year or less, are classified as held-to-maturity securities and are recorded at amortized cost adjusted for the amortization or accretion of premiums or discounts, which approximate market value. Investments are included in other assets in the accompanying Supplemental Consolidated Balance Sheets.

     Investments at December 31 are as follows:

                                                               1996       1995
                                                              -------    -------
Eurodollar deposits.........................................  $    --    $26,727
Repurchase agreements.......................................   20,165     24,000
Certificates of deposit.....................................    1,000     13,549
Other.......................................................    1,706      3,798
                                                              -------    -------
                                                              $22,871    $68,074
                                                              =======    =======

     Repurchase agreements are restricted for the settlement of specific estimated auto liability claims.

REVENUE EARNING VEHICLES AND DEPRECIATION

     Revenue earning vehicles are stated at cost less accumulated depreciation and allowances for stolen vehicles. The straight-line method is used to depreciate revenue earning vehicles to their estimated residual values over the anticipated periods of use based on the Company's fleet plan, typically ranging from four to twenty months in the United States and from four to nine months in Canada and Europe. Depreciation expense also includes those costs relating to losses from damaged vehicles, and gains and losses on revenue earning vehicle sales in the ordinary course of business. Depreciation expense related to revenue earning vehicles was $732.3 million, $545.7 million, and $352.5 million for the years ended December 31, 1996, 1995 and 1994, respectively, and is included as a component of vehicle rental operating expenses in the accompanying Supplemental Consolidated Statements of Operations.

     A summary of revenue earning vehicles at December 31 is as follows:

                                                                 1996          1995
                                                              ----------    ----------
Revenue earning vehicles....................................  $3,906,376    $3,245,254
Less: accumulated depreciation..............................    (411,198)     (322,422)
                                                              ----------    ----------
                                                              $3,495,178    $2,922,832
                                                              ==========    ==========

     Revenue earning vehicles with depreciated cost of $2.9 billion at December 31, 1996 were acquired under programs that allow the Company to require counterparties to repurchase vehicles held for periods of up to twenty-four months. The agreements contain varying mileage and damage limitations.

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

     The Company also leases vehicles under operating lease agreements which require the Company to provide normal maintenance and liability coverage. The agreements generally have terms of four to twelve months. Many agreements provide for an option to terminate the leases early and allow for the purchase of leased vehicles subject to certain restrictions. Most leases provide for an initial minimum monthly charge, with contingent rental charges for changes in interest rates and adjustments for wear, damage and mileage in excess of stipulated amounts. Contingent rental charges were $1.8 million, $13.2 million and $2.8 million for the years ended December 31, 1996, 1995 and 1994, respectively.

INVENTORY

     Inventory consists primarily of retail vehicles held for sale valued using the specific identification method. Cost includes acquisition expenses, including reconditioning and transportation costs. Parts and accessories are valued at the lower of cost or market, using the first-in, first-out method.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the Supplemental Consolidated Statements of Operations.

     The Company revises the estimated useful lives of property and equipment acquired through its business acquisitions to conform with its policies regarding property and equipment. Depreciation is provided over the estimated useful lives of the assets involved using the straight-line method. The estimated useful lives are: twenty to forty years for buildings and improvements, three to fifteen years for trucks and equipment and five to ten years for furniture and fixtures.

     Landfills are stated at cost and are depleted based on consumed airspace. Landfill improvements include direct costs incurred to obtain a landfill permit and direct costs incurred to construct and develop the site. These costs are depleted based on consumed airspace. No general and administrative costs are capitalized as landfills and landfill improvements.

     Interest costs are capitalized in connection with the construction of automotive rental facilities and landfill sites. Interest capitalized was $2.4 million, $3.3 million, and $2.7 million for the years ended December 31, 1996, 1995 and 1994, respectively.

     Depreciation, amortization and depletion expense related to property and equipment was $93.2 million, $71.4 million and $54.6 million in 1996, 1995 and 1994, respectively.

     A summary of property and equipment at December 31 is as follows:

                                                                 1996         1995
                                                              ----------    ---------
Land, landfills and improvements............................  $  451,523    $ 376,008
Furniture, fixtures and equipment...........................     657,091      408,355
Buildings and improvements..................................     355,111      287,166
                                                              ----------    ---------
                                                               1,463,725    1,071,529
Less: accumulated depreciation, amortization and
  depletion.................................................    (398,751)    (281,486)
                                                              ----------    ---------
                                                              $1,064,974    $ 790,043
                                                              ==========    =========

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

INTANGIBLE ASSETS

     Intangible assets consist primarily of the cost of acquired businesses in excess of the fair value of net tangible assets acquired. The cost in excess of the fair value of net tangible assets is amortized over periods ranging from fifteen to forty years on a straight-line basis. Amortization expense related to intangible assets was $12.8 million, $8.2 million and $4.7 million, in 1996, 1995 and 1994, respectively. Accumulated amortization of intangible assets was $47.6 million and $30.4 million at December 31, 1996 and 1995, respectively.

     The Company continually evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of intangible assets or whether the remaining balance of intangible assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the intangible assets in measuring their recoverability.

INVESTMENT IN SUBSCRIBER ACCOUNTS

     Investment in subscriber accounts consists of certain capitalized costs associated with new monitoring systems installed by the Company's electronic security service business and the cost of acquired subscriber accounts.

     The costs are amortized over periods ranging from eight to twelve years (based on estimated and historical customer attrition rates) on a straight-line basis. Amortization expense related to investment in subscriber accounts was $9.3 million, $4.4 million and $3.4 million in 1996, 1995 and 1994, respectively. Accumulated amortization of investment in subscriber accounts was $20.7 million and $11.4 million at December 31, 1996 and 1995, respectively.

ACCRUED ENVIRONMENTAL AND LANDFILL COSTS

     Accrued environmental and landfill costs are included in other liabilities and include landfill site closure and post-closure costs. Landfill site closure and post-closure costs include estimated costs to be incurred for final closure of the landfills and estimated costs for providing required post-closure monitoring and maintenance of landfills. These costs are accrued based on consumed airspace. Estimated aggregate closure and post-closure costs are to be fully accrued for these landfills at the time that such facilities cease to accept waste and are closed. Excluding existing accruals at December 31, 1996, approximately $53.7 million of such costs are to be expensed over the remaining lives of these facilities. The Company estimates its future cost requirements for closure and post-closure monitoring and maintenance for its solid waste facilities based on its interpretation of the technical standards of the United States Environmental Protection Agency's Subtitle D regulations. These estimates do not take into account discounts for the present value of such total estimated costs.

     In addition to the Company's solid waste collection and disposal operations, the Company's vehicle rental operations also involve the storage and dispensing of petroleum products, primarily gasoline. The Company records as expense, on a current basis, costs associated with remediation of environmental pollution. The Company also accrues for its proportionate share of costs associated with the remediation of environmental pollution when it becomes probable that a liability has been incurred and the amount can be reasonably estimated. Estimated costs include anticipated site testing, consulting, remediation, disposal, post-remediation monitoring and legal fees, as appropriate. The liability does not reflect possible recoveries from insurance companies or reimbursement of remediation costs.

     The Company periodically reassesses its method and assumptions used to estimate such accruals for environmental and landfill costs and adjusts such accruals accordingly. Such factors considered are changing regulatory requirements, the effects of inflation, changes in operating climates in the regions in which the Company's facilities are located and the expectations regarding costs of securing environmental services.

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

     As discussed in Note 8, Commitments and Contingencies, the Company is involved in litigation and is subject to ongoing environmental investigations by certain regulatory agencies, as well as other claims and disputes that could result in additional litigation which are in the normal course of business.

LIABILITY INSURANCE

     The Company retains up to $1.0 million of risk per claim under its various liability insurance programs for property damage and bodily injury claims. Costs in excess of $1.0 million per claim are insured under various contracts with insurance carriers. The costs of these retained insurance risks are estimated by management and by actuarial evaluation based on historical claims experience, adjusted for current trends and changes in claims-handling procedures. In 1996, the Company changed its method of accounting for estimated auto rental liability insurance claims by no longer discounting such liability. The effect of this change was not material to the Company's supplemental consolidated financial position or results of operations.

REVENUE RECOGNITION

     Revenue from the Company's automotive rental operations consists primarily of fees from rentals and the sale of related rental products from the leisure and business travel segments. Revenue from the Company's automotive retailing operations consists of sales of new and used vehicles, parts and service. Revenue from the Company's solid waste services operations consists of collection fees from residential, commercial and industrial customers and landfill disposal fees charged to third parties. Revenue from the Company's electronic security services business results from monitoring contracts for security systems and fees charged for the sale and installation of such systems. The Company recognizes revenue over the period vehicles are rented, services are provided or products are sold.

FINANCIAL INSTRUMENTS

     The Company utilizes interest rate swaps in the management of interest rate risk. The differentials between the amounts paid and received from these swaps are recognized over the terms of the agreements and are recorded as adjustments to interest expense. Amounts receivable or payable under the agreements are included in receivables or accrued liabilities in the Supplemental Consolidated Balance Sheets and were not material at December 31, 1996 or 1995.

ADVERTISING

     The Company expenses the cost of advertising as incurred or when such advertising initially takes place. No advertising costs were capitalized at December 31, 1996 or 1995. Advertising expense was $138.6 million, $108.4 million and $78.8 million for the years ended December 31, 1996, 1995 and 1994, respectively.

STATEMENTS OF CASH FLOWS

     The Company considers all highly liquid investments with purchased maturities of three months or less to be cash equivalents unless the investments are legally or contractually restricted for more than three months. The effect of non-cash transactions related to business combinations, as discussed in Note 2, Business Combinations, and other non-cash transactions are excluded from the Statements of Cash Flows.

NEW ACCOUNTING PRONOUNCEMENT

     In October 1996, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 96-1, "Environmental Remediation Liabilities," effective for fiscal years beginning after December 15, 1996. This statement provides that environmental remediation liabilities should be accrued when the criteria of Statement of Financial Accounting Standards ("SFAS") No. 5, "Accounting for Contingencies,"

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES are met, and it includes benchmarks to aid in the determination of when environmental remediation liabilities should be recognized. SOP 96-1 also states that an accrual for environmental liabilities should include incremental direct costs of the remediation effort and costs of compensation and benefits for those employees who are expected to devote a significant amount of time directly to the remediation effort. The Company early adopted SOP 96-1 in 1996 without material impact on its supplemental consolidated results of operations or financial position.

2.  BUSINESS COMBINATIONS

PENDING ACQUISITIONS

     In March 1997, the Company signed a definitive agreement to acquire Chesrown Automotive Group ("Chesrown"), which owns and operates seven franchised automotive dealerships. The Company will issue approximately 1.9 million shares of Common Stock in this transaction, which will be accounted for under the pooling of interests method of accounting. The closing of the transaction is subject to customary conditions, including manufacturer and regulatory approvals.

     In March 1997, the Company signed a definitive agreement to acquire Bankston Enterprises ("Bankston"), which owns and operates four franchised automotive dealerships. The Company will issue approximately 1.1 million shares of Common Stock in this transaction, which will be accounted for under the pooling of interests method of accounting. The closing of the transaction is subject to customary conditions, including manufacturer and regulatory approvals.

     In March 1997, the Company signed a definitive agreement to acquire Flemington Car and Truck Country and certain related dealerships ("Flemington"), which own and operate twelve franchised automotive dealerships. The Company will issue approximately 1.6 million shares of Common Stock in this transaction, which will be accounted for under the pooling of interests method of accounting. The closing of the transaction is subject to customary conditions, including manufacturer and regulatory approvals.

     In February 1997, the Company signed a definitive agreement to acquire Joe Meyers Automotive Group ("Joe Meyers"), which owns and operates five franchised automotive dealerships. The Company will issue approximately .9 million shares of Common Stock in this transaction, which will be accounted for under the pooling of interests method of accounting. The closing of the transaction is subject to customary conditions, including manufacturer and regulatory approvals.

     Additionally, in January, February and March 1997, the Company signed definitive agreements to acquire various other businesses in the automotive retailing and solid waste services industries which are not material to the Company. The Company will issue an aggregate of approximately .9 million shares of Common Stock in such transactions which will be accounted for under the purchase method of accounting, and will issue an aggregate of approximately .4 million shares of Common Stock in such transactions which will be accounted for under the pooling of interests method of accounting. These transactions are subject to customary conditions, including manufacturer and regulatory approvals, as applicable.

COMPLETED ACQUISITIONS

     Significant businesses acquired and accounted for under the pooling of interests method of accounting have been included retroactively in the Supplemental Consolidated Financial Statements as if the companies had operated as one entity since inception. Businesses acquired through December 31, 1996 and accounted for under the purchase method of accounting are included in the Supplemental Consolidated Financial Statements from the date of acquisition.

     In February 1997, the Company acquired National, which operates a vehicle rental business. The Company issued approximately 21.7 million shares of Common Stock in this transaction, which has been accounted for under the pooling of interests method of accounting. National was formed in April 1995 to acquire the operating assets and certain liabilities of a predecessor company ("Old National") from General Motors Corp. as further discussed below.

     In February 1997, the Company acquired Maroone, which owns and operates five franchised automotive dealerships. The Company issued approximately 6.1 million shares of Common Stock in this transaction, which has been accounted for under the pooling of interests method of accounting.

     In February 1997, the Company acquired Wallace, which owns and operates three franchised automotive dealerships. The Company issued approximately 1.7 million shares of Common Stock in this transaction, which has been accounted for under the pooling of interests method of accounting.

     In February 1997, the Company acquired Taormina, which provides waste collection services and owns and operates a materials recycling facility. The Company issued approximately 7.4 million shares of Common Stock in this transaction, which has been accounted for under the pooling of interests method of accounting.

     In February 1997, the Company acquired Kendall Automotive Group ("Kendall"), which owns and operates three franchised automotive dealerships. The Company issued approximately 1.2 million shares of Common Stock in this transaction, which has been accounted for under the purchase method of accounting.

     In January 1997, following approval by the Company's stockholders at a special meeting, the Company acquired AutoNation Incorporated ("AutoNation"), which is developing a chain of used vehicle megastores. The Company issued approximately 17.5 million shares of Common Stock in this transaction, which will be accounted for under the purchase method of accounting.

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

     In January 1997, the Company acquired Carlisle which owns and operates three franchised automotive dealerships. The Company issued approximately 1.0 million shares of Common Stock in this transaction, which has been accounted for under the pooling of interests method of accounting.

     In January 1997, the Company acquired Grubb Automotive ("Grubb"), which owns and operates seven franchised automotive dealerships. The Company issued approximately 4.0 million shares of Common Stock in this transaction, which has been accounted for under the purchase method of accounting.

     In January 1997, the Company acquired Ed Mullinax, Inc. and subsidiaries ("Mullinax"), which owns and operates six franchised automotive dealerships. The Company issued approximately 3.6 million shares of Common Stock in this transaction, which has been accounted for under the purchase method of accounting.

     In addition, in January, February and March 1997, the Company acquired various other businesses in the solid waste services, electronic security services and automotive retailing industries which were not material to the Company. The Company issued an aggregate of approximately 1.9 million shares of Common Stock and paid approximately $56.5 million of cash in such transactions which will be accounted for under the purchase method of accounting, and issued an aggregate of approximately 4.0 million shares of Common Stock in such transactions which will be accounted for under the pooling of interests method of accounting.

     In December 1996, the Company acquired Addington, which primarily provides solid waste disposal services. The Company issued approximately 13.7 million shares of Common Stock in this transaction, which has been accounted for under the pooling of interests method of accounting.

     In December 1996, the Company acquired Continental, which provides integrated solid waste services. The Company issued approximately 12.4 million shares of Common Stock in this transaction, which has been accounted for under the pooling of interests method of accounting.

     In November 1996, the Company acquired Alamo, which operates a vehicle rental business. The Company issued approximately 22.6 million shares of Common Stock in this transaction, which has been accounted for under the pooling of interests method of accounting.

     In August 1996, the Company acquired substantially all of the assets of CarChoice, which operated used vehicle superstores similar to those being developed by AutoNation. The Company issued approximately 3.9 million shares of Common Stock in this transaction, which has been accounted for under the pooling of interests method of accounting.

     In February 1996, the Company acquired Incendere, which provides solid waste collection, recycling and medical waste hauling services. In February 1996, the Company acquired Denver Alarm, which provides electronic security services. The Company issued an aggregate of approximately 5.8 million shares of Common

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

Stock in these transactions, which have been accounted for under the pooling of interests method of accounting.

     Details of the results of operations of the Company and National, Maroone, Wallace, Taormina and Carlisle (collectively, the "Pooled Entities") for the periods before the pooling of interests combinations were consummated are as follows for the years ended December 31:

                                                    1996          1995          1994
                                                 ----------    ----------    ----------
Revenue:
  The Company..................................  $2,365,520    $1,791,446    $1,595,880
  Pooled Entities..............................   2,398,577     1,595,459       844,616
                                                 ----------    ----------    ----------
                                                 $4,764,097    $3,386,905    $2,440,496
                                                 ==========    ==========    ==========
Net income (loss):
  The Company..................................  $  (59,497)   $  (26,586)   $   27,188
  Pooled Entities..............................      26,889        26,142         8,659
                                                 ----------    ----------    ----------
                                                 $  (32,608)   $     (444)   $   35,847
                                                 ==========    ==========    ==========

     During the year ended December 31, 1996, the Company also acquired various other businesses in the solid waste services, electronic security services and automotive retailing industries which were not material to the Company. The Company issued an aggregate of approximately 9.1 million shares of Common Stock and paid $23.4 million of cash in such transactions which have been accounted for under the purchase method of accounting, and issued an aggregate of approximately 13.0 million shares of Common Stock in such transactions which have been accounted for under the pooling of interests method of accounting. These acquisitions accounted for under the pooling of interests method of accounting were not material in the aggregate and, consequently, prior period financial statements were not restated for such acquisitions.

     In November 1995, the Company acquired J.C. Duncan Company, Inc. ("Duncan"), Garbage Disposal Service, Inc. ("GDS"), Fennell Container Co., Inc. ("Fennell") and Scott Security Systems ("Scott"). Duncan provides solid waste collection and recycling services and also operates two landfills. GDS provides solid waste collection and recycling services. Fennell provides solid waste collection and recycling services and also owns a landfill. Scott provides electronic security services. In October 1995, the Company acquired United Waste Service, Inc. ("United") and Southland Environmental Services, Inc. ("Southland"). United provides solid waste collection, transfer and recycling services. Southland provides solid waste collection services. In August 1995, the Company acquired Kertz Security Systems, Inc. ("Kertz"), which provides electronic security services. The Company issued an aggregate of approximately
36.3 million shares of Common Stock for the above acquisitions. These acquisitions have been accounted for under the pooling of interests method of accounting and, accordingly, the accompanying Consolidated Financial Statements have previously been restated as if the Company and Duncan, GDS, Fennell, Scott, United, Southland and Kertz had operated as one entity since inception.

     In August 1995, the Company acquired Hudson Management Corporation and Envirocycle, Inc. (collectively, "HMC"). HMC provides solid waste collection and recycling services. The Company issued 16.0 million shares of Common Stock to acquire HMC. The acquisition of HMC has been accounted for under the purchase method of accounting. The pro forma effect of this acquisition is not material to the Company's Supplemental Consolidated Results of Operations. During the years ended December 31, 1995 and 1994, the Company entered into several other business combinations which have been accounted for under the purchase method of accounting, which were not material to the Company.

     In June 1995, National acquired all of the operating assets and assumed certain liabilities of Old National for a total cash purchase price of approximately $1.3 billion. This acquisition was accounted for under the purchase method of accounting. The Company's unaudited pro forma supplemental consolidated results of operations for the years ended December 31, assuming the acquisition of Old National had occurred on January 1, 1994 are as follows:

                                                    1995             1994
                                                 ----------       ----------
Revenue........................................  $3,732,405       $3,187,796
                                                 ==========       ==========

Income from continuing operations..............  $   23,935       $   54,793
                                                 ==========       ==========

Fully diluted income from continuing
  operations per common and common equivalent
  share........................................  $      .10       $      .31
                                                 ==========       ==========

     The unaudited pro forma supplemental consolidated results of operations are presented for informational purposes only and may not necessarily reflect the future results of operations of the Company or what results of operations would have been had the Company owned and operated Old National as of January 1, 1994.

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

     The preliminary purchase price allocations for business combinations accounted for under the purchase method of accounting (including historical accounts of immaterial acquisitions accounted for under the pooling of interests method of accounting) for the years ended December 31 were as follows:

                                                          1996        1995          1994
                                                        ---------   --------      --------
Revenue earning vehicles..............................  $  79,379   $1,455,197    $     --
Property and equipment................................    114,260       99,296      45,301
Investment in subscriber accounts.....................     18,087           --          --
Intangible assets.....................................    104,996      100,058      18,802
Working capital deficiency, net of cash acquired......    (19,138)      16,794     (10,536)
Long-term debt assumed................................   (127,503)    (124,326)    (15,445)
Other liabilities, net................................    (21,618)    (131,260)    (17,879)
Common stock issued...................................   (101,445)     (84,083)     (8,446)
                                                        ---------   ----------    --------
Cash used in acquisitions.............................  $  47,018   $1,331,676    $ 11,797
                                                        =========   ==========    ========

3.  NOTES PAYABLE AND LINES OF CREDIT SECURED BY REVENUE EARNING VEHICLES

     Notes payable and lines of credit secured by revenue earning vehicles at December 31 consist of the following:

                                                                 1996         1995
                                                              ----------   ----------
Amounts under $1.4 billion loan agreement with termination
  date of June 10, 1997; secured by eligible vehicle
  collateral and vehicle receivable balances; interest based
  on market dictated commercial paper rates.................  $ 1,396,846  $   579,001
Senior secured notes payable with interest at fixed rates
  ranging from 5.58% to 7.08% with various maturity dates
  secured by eligible vehicle collateral and vehicle
  receivable balances; repaid in 1996.......................           --      445,500
Amounts due under commercial paper program with National
  Fleet Funding Corp., maturities of 58 days or less,
  weighted average interest rate was 5.47% and 5.81% in 1996
  and 1995, respectively....................................      856,294    1,429,235
Medium term notes payable, interest payable monthly at
  floating or fixed rates (average fixed rate at December
  31, 1996 was 7.12% and floating rate based on 3 month
  LIBOR plus .5% was 5.97% at December 31, 1996), due in
  July 2001.................................................      799,524           --
Amounts under $250.0 million loan agreement with termination date of September 19, 1997; secured by eligible vehicle
  collateral and vehicle receivable balances; interest based on market dictated commercial paper rates; repaid in
  1996......................................................           --      236,357
Amounts under various uncommitted revolving lease facilities with financing institutions in United Kingdom; secured by
  eligible vehicle collateral; interest based on an as
  quoted basis dictated by market competition; no stated
  expiration dates, reviewed annually.......................      143,519      157,088
Other, including amounts to be financed after period end,
  under various revolving credit agreements and lease
  facilities................................................      292,228      193,518
                                                              -----------   ----------
                                                                3,488,411    3,040,699
Less: current portion.......................................   (2,688,787)  (3,040,699)
                                                              -----------   ----------
                                                              $   799,624   $       --
                                                              ===========   ==========

     In November 1996, the Company refinanced a substantial portion of Alamo's notes payable and lines of credit secured by revenue earning vehicles through an increase in its commercial paper loan agreement from $580.0 million to $1.4 billion. Certain of the notes payable and lines of credit secured by revenue earning vehicles contain various restrictive covenants, including provisions relating to the maintenance of tangible net worth

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES and debt to tangible net worth ratios, incurrence of additional indebtedness, and limitations on the payment of dividends and certain investments. The effective economic interest rate on notes payable and lines of credit secured by revenue earning vehicles was 6.79%, 6.94% and 6.02% at December 31, 1996, 1995 and 1994, respectively. Interest expense on notes payable and lines of credit secured by revenue earning vehicles is included as a component of vehicle rental operating expenses in the accompanying Supplemental Consolidated Statements of Operations.

     The Company has only limited involvement with derivative financial instruments and does not use them for trading purposes. Interest protection agreements with several counterparties are used to manage the impact of interest rate changes. At December 31, 1996 and 1995, the Company effectively converted interest rates on the following notional principal amounts:

                                                                              LATEST
                                                        1996       1995      MATURITY
                                                      --------   --------   -----------
Variable-rate (capped) into fixed-rate
  obligations.......................................  $150,000   $175,000   August 1998
Variable-rate into fixed-rate obligations...........   651,950    350,000   December 2006
                                                      --------   --------
Aggregate notional principal........................  $801,950   $525,000
                                                      ========   ========

4.  LONG-TERM DEBT AND NOTES PAYABLE

     Long-term debt and notes payable at December 31 is as follows:

                                                                           1996        1995
                                                                         --------    --------
$250.0 million revolving credit facility; interest payable
  monthly using either a competitive bid feature or LIBOR
  based rate; matures December 1998; unsecured........................  $ 150,000   $      --
Mortgages payable to GMAC and predecessor agreements with
  interest at 9.19% or 1% above prime; payable in monthly
  installments;  secured by real property; repaid in 1997.............     25,158     110,467
Revolving credit facility, secured by the stock of certain
  of the Company's subsidiaries, interest at prime or at a
  Eurodollar rate plus 0% to 2.75%, repaid in 1996....................         --      16,400
Amounts under United Kingdom $17.1 million revolving credit
  commitment due on demand with 90-day notice; interest
  based on Sterling LIBOR plus 125 basis points or base rate plus 125 basis points; secured by non-vehicle equipment
  and leaseholds......................................................      6,003      11,431
Bonds payable under loan agreements with California Pollution
  Control Financing Authority; interest varies weekly as
  determined by remarketing agent (3.15% at December 31,
  1996)...............................................................     43,960      29,685
Note payable to Ford Motor Credit Company; interest at
  2.75%-3.00% above commercial paper rate or 1.25% above
  prime; secured by assets of certain of the Company's subsidiaries;
  due 2000-2004.......................................................     26,577      28,245
Amounts due under line of credit with Ford Motor Credit
  Company; interest at 1%-1.75% above prime or commercial
  paper rate; collateralized by the assets of certain of the Company's
  subsidiaries........................................................     19,700       3,994
Mortgages payable to Ford Motor Credit Company; interest at
  .75% above prime or 3.0% above commercial paper rate;
  secured by assets of certain of the Company's subsidiaries; maturing
  through 2011........................................................      8,557       3,830
Notes to banks and financial institutions, secured by real
  property, equipment and other assets, interest ranging
  from 4.8% to 14.0%, maturing through 2015...........................     99,017      99,610
Vehicle inventory credit facilities secured by the Company's vehicle inventory, interest at LIBOR plus 2.75% or 1%
  above prime.........................................................    114,300     130,693
Note payable to bank with interest based on LIBOR or prime
  paid quarterly; secured by a building; repaid in 1996...............         --       8,700
Other notes, secured by equipment and other assets, interest
  ranging from 0% to 21%, maturing through 2010.......................     38,769      48,226
                                                                        ---------   ---------
                                                                          532,041     491,281
Less: current portion.................................................   (184,054)   (197,622)
                                                                        ---------   ---------
                                                                        $ 347,987   $ 293,659
                                                                        =========   =========

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

     In December 1996, the Company completed a tender offer and consent solicitation resulting in the repurchase of approximately $100.0 million aggregate principal amount 11.75% senior notes due 2006 ("Senior Notes"), which were issued in February 1996. The Company recorded an extraordinary charge of $31.6 million, net of income taxes, during 1996 related to the early extinguishment of the Senior Notes and certain other debt. Included in this charge are bond redemption premiums, the write-off of debt issue costs, prepayment penalties and other fees related to the tender offer and the repayment of other debt.

     In December 1995, the Company entered into a credit agreement (the "Credit Agreement") with certain banks pursuant to which such banks have agreed to advance the Company on an unsecured basis an aggregate of $250.0 million for a term of 36 months. Outstanding advances, if any, are payable at the expiration of the 36-month term. The Credit Agreement requires, among other items, that the Company maintain certain financial ratios and comply with certain financial covenants. Interest is payable monthly and generally determined using either a competitive bid feature or a LIBOR based rate. As of December 31, 1996, $150.0 million was outstanding and the Company was in compliance with all covenants under the Credit Agreement.

     At December 31, 1996, aggregate maturities of long-term debt were as follows:

1997........................................................  $184,054
1998........................................................   180,061
1999........................................................    20,311
2000........................................................    28,740
2001........................................................    14,719
Thereafter..................................................   104,156
                                                              --------
                                                              $532,041
                                                              ========

     The Company made interest payments on revenue earning vehicle financing and notes payable and long-term debt of approximately $274.2 million, $204.4 million, and $129.0 million in 1996, 1995 and 1994, respectively.

5.  INCOME TAXES

     The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Accordingly, deferred income taxes have been provided to show the effect of temporary differences between the recognition of revenue and expenses for financial and income tax reporting purposes and between the tax basis of assets and liabilities and their reported amounts in the financial statements.

     The Company files a consolidated federal income tax return which includes the operations of businesses acquired for periods subsequent to the dates of the acquisitions. Certain businesses acquired which were accounted for under the pooling of interests method of accounting were subchapter S corporations for income tax purposes prior to their acquisition by the Company. For purposes of these Consolidated Financial Statements, federal and state income taxes have been provided as if these companies had filed subchapter C corporation tax returns for the pre-acquisition periods, and the current income tax expense is reflected as an increase to additional paid-in capital. The subchapter S corporation status of these companies was terminated effective with the closing date of the acquisitions.

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

     The components of the provision (benefit) for income taxes related to continuing operations for the years ended December 31 are as follows:

                                                                1996       1995       1994
                                                              --------    -------    -------
Current:
  Federal...................................................  $ 41,759    $11,233    $12,317
  State.....................................................     3,991      2,465      2,959
Federal and state deferred..................................   (11,868)    15,698     17,196
Foreign deferred............................................    (8,780)    (1,406)    (2,617)
Change in valuation allowance...............................    17,922      3,290        (88)
                                                              --------    -------    -------
Provision for income taxes..................................  $ 43,024    $31,280    $29,767
                                                              ========    =======    =======

     A reconciliation of the statutory federal income tax rate to the Company's effective tax rate for the years ended December 31 is shown below:

                                                              1996     1995     1994
                                                              -----    -----    -----
Statutory federal income tax rate...........................   35.0%    35.0%    35.0%
Amortization of intangible assets...........................    3.0      1.3       .4
Non-deductible expenses.....................................   14.6      1.9      1.3
State income taxes, net of federal benefit..................    6.0      4.4      4.7
Change in valuation allowance...............................   42.8      5.9       --
Foreign income tax benefit at other than U.S. rates.........   (3.0)     (.1)      --
Other, net..................................................    4.0      7.5      2.1
                                                              -----    -----    -----
  Effective tax rate........................................  102.4%    55.9%    43.5%
                                                              =====    =====    =====

     Components of the net deferred income tax liability included in other liabilities in the accompanying Supplemental Consolidated Balance Sheets at December 31 are as follows:

                                                                1996        1995
                                                              --------    --------
Deferred income tax liabilities:
  Book basis in property over tax basis.....................  $ 260,860    $213,669
  Deferred costs............................................     15,870      17,867
Deferred income tax assets:
  Net operating losses......................................   (102,124)    (43,636)
  Deferred revenue..........................................    (14,388)    (14,913)
  Accruals not currently deductible.........................    (91,103)    (89,638)
Valuation allowance.........................................     62,125      41,933
                                                              ---------    --------
Net deferred income tax liability...........................  $ 131,240    $125,282
                                                              =========    ========

     At December 31, 1996, the Company had available domestic net operating loss carryforwards of approximately $253.9 million which begin to expire in the year 2006 and foreign net operating loss carryforwards of approximately $47.9 million, the majority of which have an indefinite carryforward. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has provided a valuation allowance to offset a portion of the deferred tax assets due to uncertainty surrounding the future realization of such deferred tax assets. The Company adjusts the valuation allowance in the period management determines it is more likely than not that deferred tax assets will or will not be realized.

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

     The foreign component of income (loss) from continuing operations before income taxes and extraordinary charge for the years ended December 31, 1996, 1995 and 1994 was $(22.0) million, $(20.8) million and $.8 million, respectively.

     The Company made income tax payments of approximately $13.5 million, $11.6 million and $2.6 million in 1996, 1995 and 1994, respectively.

6.  SHAREHOLDERS' EQUITY

     In January 1997, the Company sold 15.8 million shares of Common Stock in a private placement transaction resulting in net proceeds of approximately $552.7 million.

     In November 1996, the Company sold 12.1 million shares of Common Stock in a private placement transaction resulting in net proceeds of approximately $353.0 million.

     In May 1996, the Company sold 9.9 million shares of Common Stock in a private placement transaction resulting in net proceeds of approximately $197.6 million.

     In May 1996, the Board of Directors declared a two-for-one split of the Company's Common Stock in the form of a 100% stock dividend, payable June 8, 1996, to holders of record on May 28, 1996.

     In May 1996, the Company's Certificate of Incorporation was amended to increase the number of authorized shares of Common Stock from 350.0 million shares to 500.0 million shares.

     In October 1995, one of the Pooled Entities completed a secondary public offering of approximately 2.6 million equivalent shares of Common Stock resulting in net proceeds of approximately $30.1 million.

     In September 1995, the Company sold 10.0 million shares of Common Stock in a private placement transaction resulting in net proceeds of approximately $99.0 million.

     In August 1995, the Company sold an aggregate of 16.7 million shares of Common Stock and warrants to purchase an additional 33.4 million shares of Common Stock to H. Wayne Huizenga, Westbury (Bermuda) Ltd. (a Bermuda corporation controlled by Michael G. DeGroote, former Chairman of the Board, President and Chief Executive Officer of Republic), Harris W. Hudson, and certain of their assigns for an aggregate purchase price of $37.5 million. Mr. Huizenga is the Chairman of the Board and Co-Chief Executive Officer of the Company; Mr. DeGroote is a Director of the Company and Mr. Hudson is Vice Chairman of the Board of the Company. The warrants are exercisable at prices ranging from $2.25 to $3.50 per share. In August 1995, the Company issued and sold an additional 2.0 million shares of Common Stock each to Mr. Huizenga and John J. Melk (a Director of the Company) for aggregate proceeds of approximately $26.5 million.

     In July 1995, the Company sold 10.8 million shares of Common Stock in a private placement transaction resulting in net proceeds of approximately $69.0 million.

     The Company has 5.0 million authorized shares of preferred stock, par value $.01 per share, none of which are issued or outstanding. The Board of Directors has the authority to issue the preferred stock in one or more series and to establish the rights, preferences and dividends.

7.  STOCK OPTIONS AND WARRANTS

     The Company has various stock option plans under which shares of Common Stock may be granted to key employees and directors of the Company. Options granted under the plans are non-qualified and are granted at a price equal to the fair market value of the Common Stock at the date of grant. Generally, options granted will have a term of ten years from the date of grant, and will vest in increments of 25% per year over a four year period on the yearly anniversary of the grant date.

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

     A summary of stock option and warrant transactions for the years ended December 31 is as follows:

                                      1996                      1995                      1994
                             -----------------------   -----------------------   -----------------------
                                        WEIGHTED-                 WEIGHTED-                 WEIGHTED-
                                         AVERAGE                   AVERAGE                   AVERAGE
                             SHARES   EXERCISE PRICE   SHARES   EXERCISE PRICE   SHARES   EXERCISE PRICE
                             ------   --------------   ------   --------------   ------   --------------
Options and warrants
  outstanding at beginning
  of year..................  49,635       $ 4.87        8,062       $4.54        7,195        $ 4.45
Granted....................   8,741        21.86       45,110        4.92        1,310          4.96
Exercised..................  (5,666)        4.03       (2,884)       4.14          (26)        13.61
Canceled...................    (208)        9.44         (653)       7.49         (417)         4.07
                             ------                    ------                    -----
Options and warrants
  outstanding at end of
  year.....................  52,502         7.63       49,635        4.87        8,062          4.54
                             ======                    ======                    =====
Options and warrants
  exercisable at
  year-end.................  38,495         4.12       39,852        3.50        4,334          4.33
Options available for
  future grants............   7,911                     4,344                    5,698

     The following table summarizes information about outstanding and exercisable stock options and warrants at December 31, 1996:

                                           OUTSTANDING                           EXERCISABLE
                           --------------------------------------------   -------------------------
                                    WEIGHTED-AVERAGE
                                       REMAINING       WEIGHTED-AVERAGE            WEIGHTED-AVERAGE
RANGE OF EXERCISE PRICES   SHARES   CONTRACTUAL LIFE    EXERCISE PRICE    SHARES    EXERCISE PRICE
------------------------   ------   ----------------   ----------------   ------   ----------------
$ 1.05 - $ 2.75..........  24,144         1.22              $ 2.37        23,323        $ 2.40
  2.95 -  12.38..........  17,761         5.15                7.28        14,123          6.10
 12.88 -  33.75..........  10,597         9.38               20.21         1,049         15.76
                           ------                                         ------
  1.05 -  33.75..........  52,502         4.20                7.63        38,495          4.12
                           ======                                         ======

     The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for stock-based employee compensation arrangements whereby no compensation cost related to stock options is deducted in determining net income (loss). Had compensation cost for the Company's stock option plans been determined pursuant to SFAS No. 123, "Accounting for Stock-Based Compensation", the Company's supplemental pro forma net loss and pro forma net loss per share would have increased accordingly. Using the Black-Scholes option pricing model for all options granted after December 31, 1994, the Company's supplemental pro forma net loss, supplemental pro forma net loss per share and supplemental pro forma weighted average fair value of options granted, with related assumptions, are as follows for the years ended December 31:

                                                           1996             1995
                                                       -------------    -------------
Pro forma net loss...................................    $(50,442)        $(8,400)
Pro forma net loss per share.........................      (.18)            (.04)
Pro forma weighted average fair value of options
  granted............................................      9.80             5.28
Risk free interest rates.............................  5.98% - 6.17%    5.98% - 6.17%
Expected lives.......................................    5-7 years        5-7 years
Expected volatility..................................       40%              40%

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

8.  COMMITMENTS AND CONTINGENCIES

LEGAL PROCEEDINGS

     In 1992, the Company received notices from Imperial County, California (the "County") and the California Department of Toxic Substances Control ("DTSC") that spent filter elements (the "Filters") from geothermal power plants, which had been deposited at the Company's Imperial Landfill for approximately five years, were classified as hazardous waste under California environmental regulations. Under United States EPA regulations, the Filters are not deemed hazardous waste as they are associated with the production of geothermal energy.

     The Company is currently conducting active discussions with all appropriate California regulatory agencies in order to obtain a variance under California regulations to reclassify the Filters as a special waste so they may be left in the landfill. If this occurs, the State, regional and local regulatory agencies may nevertheless require that the affected area of the landfill be capped and closed. In the event that the variance is not granted, remedial measures may be required based on the Filters' classification as a California hazardous waste. One of those measures could include the removal of the Filters or the closure of a portion of the landfill.

     Management is currently unable to determine (i) whether the waste will ultimately be classified as hazardous, (ii) if so, what action, if any, will be required as a result of this issue or (iii) what liability, if any, the Company will have as a result of this inquiry. In January 1994, the Company filed suit in the United States District Court for the Southern District of California against the known past and present owners and operators of the geothermal power plants for all losses, fines and expenses incurred by the Company associated with the resolution of this matter. This suit was settled in November 1996 without material impact on the Company's supplemental consolidated financial position, results of operations or cash flows.

     The Company's solid waste and environmental services activities are conducted in the context of a developing and changing statutory and regulatory framework, aggressive government enforcement and a highly visible political environment. Governmental regulation of the waste management industry requires the Company to obtain and retain numerous governmental permits to conduct various aspects of its operations. These permits are subject to revocation, modification or denial. The costs and other capital expenditures which may be required to obtain or retain the applicable permits or comply with applicable regulations could be significant.

     By letter dated January 11, 1996, Acme Commercial Corp. d/b/a CarMax, The Auto Superstore, ("CarMax") accused AutoNation of infringing CarMax's trademark rights by using the marks AutoNation USA and "The Better Way to Buy a Car." AutoNation denied such allegations and on February 5, 1996, filed suit in the U.S. District Court for the Southern District of Florida seeking a declaratory judgment that AutoNation's use and registration of such marks do not violate any of the rights of CarMax. On or about October 11, 1996, CarMax filed a counterclaim against AutoNation seeking unspecified damages and an order enjoining AutoNation from using certain marks, including the marks AutoNation USA and "The Better Way to Buy a Car." In February 1997, AutoNation filed a motion for partial summary judgment on CarMax's dilution claim under Florida law. A trial has been set for May 1997. Although it is impossible to predict the outcome of this litigation, the Company believes that AutoNation has a valid basis for its complaint and that CarMax's allegations and counterclaims are without merit.

     While the results of the legal and environmental proceedings described above and other proceedings which arose in the normal course of business cannot be predicted with certainty, management believes that losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company's consolidated results of operations, consolidated cash flows or consolidated financial position. However, unfavorable resolution of each matter individually or in the aggregate could affect the consolidated results of operations or cash flows for the quarterly periods in which they are resolved.

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

     The Company maintains general liability and property insurance and an umbrella and excess liability policy in amounts it considers adequate and customary for businesses of its kind. However, there can be no assurance that the Company will not experience legal claims in excess of its insurance coverage or claims which are ultimately not covered by insurance.

LEASE COMMITMENTS

     The Company and its subsidiaries lease real property, equipment and software under various operating leases with terms from 1 to 20 years. The Company has also entered into various airport concession and permit agreements which generally provide for payment of a percentage of revenue from vehicle rentals with a guaranteed minimum lease obligation.

     Expenses under real property, equipment and software leases and airport concession agreements (excluding amounts charged through to customers) for the years ended December 31 are as follows:

                                                           1996       1995       1994
                                                         --------   --------   --------
Real property..........................................  $ 45,614   $ 36,084   $ 25,591
Equipment and software.................................    23,772     24,896     22,890
Airport concession and permit fees:
  Minimum fixed obligations............................    89,594     68,027     36,328
  Additional amounts, based on revenue from vehicle
     rentals...........................................    94,544     60,106     27,617
                                                         --------   --------   --------
          Total........................................  $253,524   $189,113   $112,426
                                                         ========   ========   ========

     Future minimum lease obligations under noncancelable real property and equipment leases and airport agreements with initial terms in excess of one year at December 31, 1996 are as follows:

Year Ending December 31:
     1997...................................................  $ 99,598
     1998...................................................    80,519
     1999...................................................    53,737
     2000...................................................    33,656
     2001...................................................    20,632
     Thereafter.............................................   117,590
                                                              --------
                                                              $405,732
                                                              ========

     In August 1995, the Company entered into a ten-year lease agreement for Alamo's Fort Lauderdale, Florida corporate headquarters facility. In December 1996, the Company acquired the headquarters facility for approximately $23.5 million, including the assumption of debt totaling approximately $22.7 million which was repaid by the Company in January 1997.

OTHER MATTERS

     In the normal course of business, the Company is required to post performance bonds, letters of credit, and/or cash deposits as a financial guarantee of the Company's performance. To date, the Company has satisfied financial responsibility requirements for regulatory agencies by making cash deposits, obtaining bank letters of credit or by obtaining surety bonds. At December 31, 1996, letters of credit and surety bonds totaling $283.3 million expire through October 1999.

9.  INCOME (LOSS) PER COMMON AND COMMON EQUIVALENT SHARE

     Income (loss) per common and common equivalent share are based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise or conversion of warrants and options. In computing income per common and common equivalent share from continuing operations before extraordinary charge, the Company has utilized the treasury stock method.

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

     The computation of weighted average common and common equivalent shares used in the calculation of fully diluted income per share from continuing operations before extraordinary charge, which is substantially the same as the computation used to calculate primary income per share from continuing operations before extraordinary charge, for the years ended December 31 is as follows:

                                                             1996      1995      1994
                                                            -------   -------   -------
Common shares outstanding.................................  296,829   248,012   157,816
Common equivalent shares..................................   58,080    53,774     1,234
Weighted average treasury shares purchased................  (15,159)   (7,646)      298
Effect of using weighted average common and common
  equivalent shares outstanding...........................  (25,825)  (74,054)   (3,298)
                                                            -------   -------   -------
                                                            313,925   220,086   156,050
                                                            =======   =======   =======

     For the years ended December 31, 1996 and 1995, the weighted-average effect of common stock equivalents of approximately 37.1 million and
17.4 million shares, respectively, has been excluded from the computations of the extraordinary charge per share and net loss per share in 1996 and the net loss from discontinued operations per share in 1995 since they are anti-dilutive.


10.  RESTRUCTURING, MERGER AND OTHER NON-RECURRING EXPENSES

     During the year ended December 31, 1996, the Company recorded one-time pre-tax charges of approximately $95.5 million related primarily to the integration of the operations of Alamo into those of the Company. Also included in these charges are merger expenses associated with the acquisitions of Alamo, Addington and Continental. Approximately $38.3 million of such expenses appear as restructuring and merger expenses with the remainder of approximately $57.2 million included in selling, general and administrative expenses in the Company's Supplemental Consolidated Statements of Operations for the year ended December 31, 1996. These costs primarily include asset write-offs, severance benefits, accounting and legal merger costs and changes in various estimated reserve requirements.

     In 1995, the Company recorded a $3.3 million pre-tax charge related to the closing of a subsidiary's headquarters office in Indianapolis, Indiana. The major components of the charge include severance costs, future contractual payments required under pre-existing contracts and other costs related to the write-off of equipment and other obligations related to the physical closure of the office.

11.  DISCONTINUED OPERATIONS

     In 1995, the Company implemented a formal plan to dispose of all of its mining and citrus operations. These discontinued operations consisted primarily of the following: coal mining, mining equipment manufacturing and licensing, citrus properties in Belize, precious and industrial metals mining and incidental limestone properties. The Company initially recorded a loss on the disposal of the discontinued operations of approximately $30.5 million (net of income tax benefits of approximately $10.0 million) which represents the estimated loss on the disposal of such operations and a provision of approximately $2.0 million for expected operating losses through the final disposition of such operations. See Note 14, Related Party Transactions, for discussion of the disposition of the Company's mining and citrus operations.

     In 1994, the Company announced the contemplation of a plan to spin-off RESI, its hazardous waste services segment. In April 1995, Republic shareholders received one share of common stock of RESI for every ten shares of Common Stock of Republic owned in connection with the spin-off of RESI. Approximately 5.4 million RESI shares were distributed to Republic shareholders (the "Distribution"). In connection with the Distribution, the Company contributed the intercompany balance to RESI's equity and contributed approximately $2.5 million to RESI to repay RESI's indebtedness and to provide working capital to RESI. Additionally, the Company reclassified approximately $36.3 million to retained earnings from additional paid-in capital to effect the spin-off under Delaware law. As a result of these transactions, the Company's equity at the date of the Distribution was reduced by approximately $23.6 million.

     The Company has sold or spun-off all of its subsidiaries included in discontinued operations, hence fully disposing of all mining and citrus and hazardous waste operations. Upon ultimate disposal of its discontinued operations, the Company determined its initial estimates did not require adjustment. The recorded transactions reflect the disposal of all of the Company's hazardous waste and mining and citrus segments and,

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES accordingly, the operating results of these segments have been classified as discontinued operations for all periods presented in the accompanying Supplemental Consolidated Financial Statements.

12.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents, investments, receivables, other assets (excluding goodwill, intangibles and deferred costs), accounts payable and accrued liabilities (nonderivatives) approximates fair value because of the short maturity of these instruments.

     Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment, and therefore cannot be determined with precision. The assumptions used have a significant effect on the estimated amounts reported.

     The Company has interest protection agreements with several counterparties to manage the impact of interest rate changes. The estimated fair values of the interest protection agreements were determined from dealer quotations and represent the discounted future cash flows through maturity or expiration using current rates, and are effectively the amounts the Company would pay or receive to terminate the agreements. The estimated fair values of the interest rate protection agreements at December 31, 1996 and 1995 was a net payable position of $.7 million and $9.7 million, respectively.

     The estimated fair value of mortgages payable at December 31, 1996 and 1995 was approximately $34.0 million and $114.0 million, respectively which approximates the carrying value. The estimated fair values were derived by discounting expected cash flows at the rates then offered to the Company for debt of similar terms and remaining maturities. The fair value of the Company's medium-term notes payable is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities. The estimated fair value of the medium-term notes payable was $792,775 as of December 31, 1996. The carrying amount of the remaining debt approximates fair value because interest rates are variable and, accordingly, approximate current market rates.

     In September 1996, the Agreement and Plan of Amalgamation, dated as of July 1, 1996 and amended as of July 15, 1996 (the "ADT Agreement") by and among the Company, R.I./Triangle, Ltd. and ADT Limited, a Bermuda corporation ("ADT"), which provided for the acquisition of ADT by the Company, was terminated by mutual agreement of the parties. In connection with the execution of the ADT Agreement, ADT granted to the Company a warrant (the "ADT Warrant") to purchase
15.0 million common shares of ADT at a purchase price $20 per share (which approximated fair market value), subject to certain anti-dilution adjustments. The warrant became exercisable upon the termination of the ADT Agreement and remains exercisable through March 1997. Pursuant to the terms of the warrant, ADT has granted to the Company certain registration rights with respect to the common shares of ADT issuable to the Company upon exercise of the warrant. The Company estimates the fair value of the ADT Warrant at December 31, 1996 to be approximately $5.7 million based upon an option pricing model calculation, which approximates the carrying value.

13.  BUSINESS AND CREDIT CONCENTRATIONS

AUTOMOTIVE RENTAL INDUSTRY

     At December 31, 1996 the Company had 406 corporate owned vehicle rental facilities at airport, near-airport and downtown locations throughout the United States. The Company also had 31 corporate owned vehicle rental facilities in the United Kingdom, 25 in Germany, 4 in Switzerland, 82 in Canada, 1 in Belgium and 2 in The Netherlands. In addition to its corporate owned locations, the Company's licensee network operates 284 locations throughout Europe, Latin America, the Caribbean, and the Pacific. The automotive rental industry in which the Company operates is highly seasonal.

     Trade receivables at December 31, 1996 and 1995 include $68.3 million and $59.3 million, respectively from travel agents and tour operators. Of the travel agent and tour operator receivable balances, $25.4 million

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES and $25.6 million at December 31, 1996 and 1995, respectively, are maintained outside the United States. The Company holds minimum collateral in the form of cash, letters of credit or insurance from most of these vendors. The Company continually evaluates the credit risk of these customers and believes that the allowance for doubtful accounts relative to its trade receivables is adequate. At December 31, 1996 and 1995, the Company had vehicle receivables from manufacturers of $125.4 million and $65.0 million, respectively. Of the receivable balances from manufacturers, $16.9 million and $12.7 million are maintained outside the United States. Vehicle receivables also include amounts due from renters for damages incurred on revenue earning vehicles.

     The Company enters into vehicle repurchase programs with one principal vehicle manufacturer, as well as other vehicle manufacturers. During model year 1996, the Company purchased 71% of its vehicle fleet under repurchase programs with one vehicle manufacturer.

SOLID WASTE SERVICES, ELECTRONIC SECURITY SERVICES AND AUTOMOTIVE RETAILING INDUSTRIES

     Concentrations of credit risk with respect to trade receivables related to the Company's solid waste services, electronic security services and automotive retailing segments are limited due to the wide variety of customers and markets in which the Company's products are sold and services are provided as well as their dispersion across many different geographic areas in the United States. As a result, at December 31, 1996, the Company does not consider itself to have any significant concentrations of credit risk in the solid waste services, electronic security services and automotive retailing segments.

14.  RELATED PARTY TRANSACTIONS

     As of December 31, 1996, approximately $247.5 million was due from AutoNation pursuant to a loan agreement whereby the Company agreed to provide advances at an interest rate of LIBOR plus 2% to fund AutoNation's cash flow requirements. Interest income recognized on such advances was approximately $5.6 million for the year ended December 31, 1996. In addition, on behalf of AutoNation, the Company has guaranteed certain lease obligations and the residual value related to a portfolio of properties leased by AutoNation under a $150.0 million operating lease facility. At December 31, 1996, annual lease obligations were approximately $2.6 million through the year 2001 and the residual value guaranty was approximately $37.6 million.

     The Company purchased approximately $631.3 million, $351.8 million and $551.2 million of revenue earning vehicles from a group of automotive dealerships owned primarily by a former director of Alamo during the years ended December 31, 1996, 1995 and 1994, respectively. Pursuant to an automobile purchase agreement, the Company agreed to purchase and/or lease a minimum number of vehicles and pay to these automotive dealerships a specific amount (in addition to the manufacturer's sales price) for each vehicle purchased.

     In September 1995, in a related party transaction, the Company entered into a stock purchase agreement with Addington Enterprises, Inc. (a company f/k/a Addington Acquisition Company, Inc., owned by certain former shareholders of Addington; collectively, the "Addington Brothers") whereby the Company would receive $30.0 million, subject to a working capital adjustment, in exchange for all the issued and outstanding shares of common stock of its subsidiaries, Addington Mining, Inc., Mining Technologies Inc., Addwest Mining, Inc. and Addington Coal Holding, Inc. This transaction closed in November 1995, at which time the proceeds received were used by the Company to pay down certain borrowings under a revolving line of credit.

     Included in the transaction described above and pursuant to an option agreement, in August 1995 the Company sold to the Addington Brothers all the issued and outstanding shares of common stock of its subsidiary, Tennessee Mining, Inc. According to the terms of the option agreement, the Addington Brothers will pay the Company a royalty based on tons of coal delivered under a certain coal sales contract, up to a maximum aggregate royalty of $12.5 million.

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

     In September 1995, in a related party transaction, the Company entered into an agreement to sell all of the issued and outstanding shares of common stock of its subsidiary, Belize River Fruit Co., to the Addington Brothers in exchange for .9 million shares of Common Stock of the Company owned by such shareholders. This transaction was consummated in November 1995, at which time the Company acquired and retired the .9 million shares valued at $13.6 million. The Company retained no obligations in connection with the sales and has fully divested its investment in its citrus operations.

15.  OPERATIONS BY INDUSTRY SEGMENT

     The Company is a diversified holding company with major business operations in the automotive rental, solid waste services, automotive retailing and electronic security services industries. The Company operates primarily in the United States.

     The following table presents financial information regarding the Company's different industry segments as of and for the years ended December 31:

                                                        1996         1995         1994
                                                     ----------   ----------   ----------
Revenue:
  Automotive rental................................  $2,567,099   $1,886,399   $1,222,325
  Solid waste services.............................     701,209      450,398      317,928
  Automotive retailing.............................   1,410,513    1,000,282      858,330
  Electronic security services.....................      85,276       49,826       41,913
                                                     ----------   ----------   ----------
                                                     $4,764,097   $3,386,905   $2,440,496
                                                     ==========   ==========   ==========
Operating income (loss):
  Automotive rental................................  $  (30,674)  $  (19,318)  $   30,224
  Solid waste services.............................      93,656       63,091       42,650
  Automotive retailing.............................       3,887       15,276       12,369
  Electronic security services.....................      14,495        8,631        2,352
  Corporate........................................     (31,763)      (4,318)      (2,882)
                                                     ----------   ----------   ----------
                                                     $   49,601   $   63,362   $   84,713
                                                     ==========   ==========   ==========
Depreciation and amortization:
  Automotive rental................................  $  772,932   $  576,139   $  372,544
  Solid waste services.............................      58,946       44,595       35,028
  Automotive retailing.............................       4,947        4,044        3,534
  Electronic security services.....................      10,810        4,946        4,111
                                                     ----------   ----------   ----------
                                                     $  847,635   $  629,724   $  415,217
                                                     ==========   ==========   ==========
Capital expenditures, purchases of revenue earning
  vehicles and investment in subscriber accounts:
  Automotive rental................................  $4,691,228   $3,197,399   $3,347,988
  Solid waste services.............................     141,147      146,008      112,723
  Automotive retailing.............................      38,043       34,786        5,750
  Electronic security services.....................      53,021       17,459       18,275
                                                     ----------   ----------   ----------
                                                     $4,923,439   $3,395,652   $3,484,736
                                                     ==========   ==========   ==========
Assets:
  Automotive rental................................  $4,625,368   $3,838,227   $2,310,448
  Solid waste services.............................   1,309,262      840,201      466,066
  Automotive retailing.............................     392,071      318,687      230,331
  Electronic security services.....................      43,558       43,834       34,447
  Net assets of discontinued operations............          --           --       86,229
                                                     ----------   ----------   ----------
                                                     $6,370,259   $5,040,949   $3,127,521
                                                     ==========   ==========   ==========

                   REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES

16.  SUPPLEMENTAL QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     The Company's automotive rental operations and particularly the leisure travel segment is highly seasonal. In these operations, the third quarter which includes the peak summer travel months has historically been the strongest quarter of the year. During the peak season the Company increases its rental fleet and workforce to accommodate increased rental activity. As a result, any occurrence that disrupts travel patterns during the summer period could have a material adverse effect on the annual performance of this segment. The first quarter for the Company's automotive rental operations is generally the weakest, when there is limited leisure family travel and a greater potential for adverse weather conditions. Many of the operating expenses such as rent, general insurance and administrative personnel are fixed and cannot be reduced during periods of decreased rental demand.

     The third and fourth quarters of 1996 included one-time pre-tax charges of approximately $7.6 million and $87.9 million, respectively, as described in Note 10, Restructuring, Merger and Other Non-Recurring Expenses. The fourth quarter of 1996 also included an extraordinary charge of approximately $31.6 million, net of income tax benefit, related to the early extinguishment of debt as described in Note 4, Long-Term Debt and Notes Payable.

     The following is an analysis of certain items in the Supplemental Consolidated Statements of Operations by quarter for 1996 and 1995. Amounts for the first, second and third quarters of 1996 and the 1995 quarterly amounts have been restated from amounts previously reported in Form 10-Q for significant business combinations accounted for under the pooling of interests method of accounting.

                                                  FIRST        SECOND       THIRD        FOURTH
                                                 QUARTER      QUARTER      QUARTER      QUARTER
                                                 --------     --------     --------     --------
Revenue.................................  1996  $1,015,948  $1,191,533   $1,212,789   $1,343,827
                                          1995     618,152     745,336    1,009,955    1,013,462
Operating income (loss).................  1996  $   25,791  $   47,013   $   70,828   $  (94,031)
                                          1995      (7,959)     11,196       69,117       (8,992)
Income (loss) from continuing operations
  before extraordinary charge...........  1996  $   12,400  $   23,712   $   37,102   $  (74,230)
                                          1995      (8,129)      3,133       37,045       (7,370)
Income (loss) per share from
  continuing operations before
  extraordinary charge..................  1996  $      .04  $      .08   $      .12   $     (.26)
                                          1995        (.05)        .02          .16         (.03)
Net income (loss).......................  1996  $   12,400  $   23,712   $   37,101   $ (105,821)
                                          1995      (6,627)      5,429        9,255       (8,501)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have audited the accompanying combined balance sheet of Kendall Automotive Group, as of October 31, 1996 and the related combined statements of income and retained earnings and cash flows for the ten-month period then ended. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kendall Automotive Group as of October 31, 1996, and the results of its operations and its cash flows for the ten-month period then ended in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP





Miami, Florida,
January 3, 1997.

                            KENDALL AUTOMOTIVE GROUP


                             COMBINED BALANCE SHEET

                                OCTOBER 31, 1996



                                     ASSETS
                                     ------
CURRENT ASSETS:
    Cash and cash equivalents                                    $  6,876,561
    Temporary investments                                             976,025
    Accounts receivable, net                                       14,634,782
    Inventories                                                    23,066,290
    Rental vehicles                                                 3,933,290
    Other current assets                                              220,350
                                                                 ------------
                  Total current assets                             49,707,298

PROPERTY AND EQUIPMENT, net                                        21,586,597

OTHER ASSETS                                                           49,440

NET ASSETS TO BE DISTRIBUTED TO STOCKHOLDER (Note 10)               2,864,384
                                                                  -----------

                  Total assets                                   $ 74,207,719
                                                                 ============



                                   (Continued)

                            KENDALL AUTOMOTIVE GROUP


                             COMBINED BALANCE SHEET

                                OCTOBER 31, 1996

                                   (Continued)


                      LIABILITIES AND STOCKHOLDER'S EQUITY
                      ------------------------------------
CURRENT LIABILITIES:
    Floor plan notes                                              $ 37,035,142
    Current portion of long-term debt                                2,275,919
    Capital lease obligation                                         4,180,299
    Trade accounts payable                                           2,995,954
    Accrued expenses                                                 2,111,462
    Allowance for chargebacks                                        2,693,020
    Other current liabilities                                          853,062
                                                                  ------------
                  Total current liabilities                         52,144,858

LONG-TERM DEBT, less current portion                                19,654,433
                                                                  ------------

                  Total liabilities                                 71,799,291
                                                                  ------------

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDER'S EQUITY:
    R&B common stock, zero par value, 60 shares
      authorized, 30 shares issued                                     420,499

    GFB common stock, $1 par value 1,000 shares
      authorized issued and outstanding                                  1,000

    GFB additional paid-in-capital                                     499,000

    Retained earnings                                                6,832,645

    Less 15 shares of R&B common stock held in treasury, at cost    (5,344,716)
                                                                  ------------

                  Total stockholder's equity                         2,408,428
                                                                  ------------

                  Total liabilities and stockholder's equity      $ 74,207,719
                                                                  ============




             The accompanying notes to combined financial statements
                   are an integral part of this balance sheet.

                            KENDALL AUTOMOTIVE GROUP


               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS

                 FOR THE TEN-MONTH PERIOD ENDED OCTOBER 31, 1996




SALES:
    New vehicles                                                 $ 237,815,425
    Used vehicles                                                   74,587,988
    Service and parts                                               28,238,797
                                                                 -------------
                                                                   340,642,210

COST OF SALES, including floor plan interest of $2,838,576         307,494,140
                                                                 -------------

                  Gross profit                                      33,148,070

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                        29,410,233
                                                                 -------------

                  Income from operations                             3,737,837
                                                                 -------------

OTHER INCOME (EXPENSE):
    Interest, net                                                   (1,113,820)
    Other, net                                                         539,740
                                                                 -------------
                                                                      (574,080)
                                                                 -------------

                  Net income                                         3,163,757

RETAINED EARNINGS, beginning of period                               4,868,888

DISTRIBUTION TO STOCKHOLDER                                         (1,200,000)
                                                                 -------------

RETAINED EARNINGS, end of period                                 $   6,832,645
                                                                 =============






             The accompanying notes to combined financial statements
                     are an integral part of this statement.

                            KENDALL AUTOMOTIVE GROUP


                        COMBINED STATEMENT OF CASH FLOWS

                 FOR THE TEN-MONTH PERIOD ENDED OCTOBER 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                     $  3,163,757
    Adjustments to reconcile net income to net cash
      provided by operating activities-
         Depreciation and amortization                                  723,650
         Provision for doubtful accounts                                208,006
    (Increase) decrease in-
      Temporary investments                                            (133,090)
      Accounts receivable                                            (1,309,508)
      Inventories                                                      (277,257)
      Rental vehicles                                                  (610,469)
      Other current assets                                             (138,316)
      Other assets                                                      208,182
    Increase (decrease) in-
      Floor plan notes                                               (7,434,195)
      Capital lease obligation                                          449,850
      Trade accounts payable                                         (1,728,413)
      Accrued expenses                                                 (640,413)
      Allowance for chargebacks                                        (438,430)
      Other current liabilities                                         105,402
                                                                   ------------
                  Net cash used in operating activities              (7,851,244)
                                                                   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                              (1,912,391)
    Change in net assets to be distributed to stockholder              (462,395)
                                                                   ------------

                  Net cash used in investing activities              (2,374,786)
                                                                   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from long-term debt                                        250,000
    Repayment of long-term debt                                      (5,231,579)
    Distribution to stockholder                                      (1,200,000)
                                                                   ------------
                  Net cash used in financing activities              (6,181,579)
                                                                   ------------

                  Net decrease in cash and cash equivalents         (16,407,609)

CASH AND CASH EQUIVALENTS, beginning of period                       23,284,170
                                                                   ------------

CASH AND CASH EQUIVALENTS, end of period                           $  6,876,561
                                                                   ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the period for interest                       $  5,003,776
                                                                   ============


             The accompanying notes to combined financial statements
                     are an integral part of this statement.

                            KENDALL AUTOMOTIVE GROUP


                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                OCTOBER 31, 1996



(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      Nature of Business-

R & B Holding Company, Inc. ("R&B"), d/b/a Kendall Toyota and Kendall Kia, and GFB Enterprises, Inc. ("GFB"), d/b/a Lexus of Kendall, (collectively, the "Companies" or "Kendall Automotive Group") are Florida corporations engaged primarily in the sale and service of new and used cars and trucks in South Florida. The Companies operate as franchised dealers for Southeast Toyota Distributors; Lexus, a division of Toyota Motor Sales, U.S.A. Inc. and Kia Motors America, Inc. In accordance with the individual franchise agreements, each dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealerships or the loss of a franchise agreement could have a negative impact on the operating results of the Companies.

      Principles of Combination-

The combined financial statements include the accounts of R&B and GFB. All significant transactions and balances between R&B and GFB have been eliminated in combination.

      Revenue Recognition-

Revenue is recognized by the Companies when vehicles are delivered to consumers or motor vehicle service work is performed and parts are delivered. Finance and insurance revenues (participation fees) are recognized upon the sale of the finance or insurance contract. A corresponding allowance for chargebacks of finance and insurance revenues is recognized in the same period.

      Use of Estimates-

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Cash and Cash Equivalents-

Cash and cash equivalents include all highly-liquid investments with an original maturity of three months or less. Included in cash and cash equivalents is $5,724,401 of interest-bearing cash maintained by R&B with World Omni Finance Company ("WOFCO"). Under the terms of the Loan Agreement discussed in Note 6 WOFCO has the right of set-off against any monies of R&B in the possession of WOFCO at the time the loan obligations become due and payable.

      Temporary Investments-

Temporary investments consists of certificates of deposits with banks with original maturities of approximately one year and interest rates ranging from 3.10% to 4.75%.

      Inventories-

Inventories are stated at the lower of cost or market. The cost of new Toyota vehicles is determined using the last-in, first-out (LIFO) method. The cost of all other vehicles is determined on a specific identification basis. The cost of parts and accessories is determined on a FIFO basis.

      Rental Vehicles-

Rental vehicles consist of new vehicles under short-term capital leases which are utilized primarily as loaners for customers with vehicles in service. Rental vehicles are acquired from the lessor generally after a six-month period and are included in the used vehicle inventory at such time. Rental vehicles are stated at cost less accumulated depreciation. Depreciation is provided during the rental period to reduce the cost of the rental vehicle to its estimated net realizable value at the time of resale to customers.

      Property and Equipment-

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are computed using the following methods and estimated useful lives:

                                                          Estimated
              Description               Method           Useful Lives
     --------------------------    ---------------     ---------------
     Buildings and improvements     Straight-line       25 - 40 years
     Equipment                       Accelerated         5 - 10 years

Expenditures for repairs and maintenance which increase the useful life or substantially increase serviceability of the asset are capitalized. All other expenditures are charged to expense as incurred. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from their respective accounts and any resulting gain or loss is included in the statement of income.

      Income Taxes-

The Companies have elected S-Corporation status for federal income tax purposes. Accordingly, the Companies themselves are not subject to income taxes; instead, earnings are included in the stockholder's personal income tax returns and taxed accordingly. The financial statements, therefore, do not include a provision for income taxes.

      Fair Value of Financial Instruments-

The Companies' financial instruments consist of cash and cash equivalents, temporary investments, accounts receivable, floor plan notes, capital lease obligations, trade accounts payable and long-term debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximates prevailing market rates.

(2)   ACCOUNTS RECEIVABLE:

Accounts receivable consist of the following as of October 31, 1996:

             Customer installment contracts in transit             $ 10,849,905
             Participation fees on customer
                  installment contracts                                 629,367
             Manufacturer or distributor                                884,783
             Other customers                                          2,473,060
                                                                   ------------
                                                                     14,837,115
             Less-  allowance for doubtful accounts                    (202,333)
                                                                   ------------
                                                                   $ 14,634,782
                                                                   ============

(3)   INVENTORIES:

Inventories consist of the following components:

             New vehicles                                          $ 11,023,182
             Used vehicles                                           11,330,678
             Parts and accessories                                    1,770,755
                                                                   ------------
                                                                     24,124,615
             Cumulative LIFO reserve                                 (1,058,325)
                                                                   ------------
                                                                   $ 23,066,290
                                                                   ============

If the specific identification method had been used to determine the cost of new Toyotas, the Companies would have reported approximately $366,000 less net income for the ten-month period ended October 31, 1996.

(4)   PROPERTY AND EQUIPMENT:

Property and equipment consist of the following at October 31, 1996:

             Land                                        $  6,002,002
             Buildings and improvements                    16,997,747
             Equipment                                      3,838,905
                                                         ------------
                                                           26,838,654
             Less-  accumulated depreciation               (5,252,057)
                                                         ------------
                                                         $ 21,586,597
                                                         ============

(5)   FLOOR PLAN NOTES:

At October 31, 1996, the Companies' vehicle floor plan agreements are with WOFCO. The floor plan agreements require demand notes which are secured by new and used vehicle inventory. The agreements are cancelable at any time by WOFCO. The notes bear interest at prime (8.25% at October 31, 1996) plus .75% for new vehicles and prime plus 1.75% for used vehicles. The floor plan agreements also grant a collateral interest in substantially all of the non-inventory assets of the Companies and generally require payment of debt at the time the related customer installment contracts are collected. The notes are also personally guaranteed by the stockholder of the Companies.

From November 1994 to February 1996, GFB's vehicle inventory was financed through a floor plan agreement with Toyota Motor Credit Corp.

The weighted average interest rate on floor plan borrowings was 9.1% for the ten-month period ended October 31, 1996.

(6)   LONG-TERM DEBT:

Long-term debt consists of notes payable to WOFCO pursuant to a revolving line of credit agreement, as amended, (the "Loan Agreement") between WOFCO and R&B in connection with the construction and improvement of the Companies' premises. The notes payable to WOFCO bear annual interest of 8% to 8.75%, with principal and interest due monthly. Principal amortization periods are primarily 120 months. The maximum amount of borrowings approved by WOFCO under the Loan Agreement is $25,000,000. The Loan Agreement also requires prior written consent from WOFCO for any additional indebtedness to be assumed by R&B. The notes are secured by substantially all assets of the Companies and certain assets of the stockholder. The security interest in the inventories is subordinate to the security interest granted to WOFCO under the floor plan agreements. The notes payable are personally guaranteed by the stockholder of the Companies.

As of December 31, 1995, R&B was indebted to WOFCO for an additional $4,500,000 under a separate note payable. The terms of the note included a requirement that the proceeds of such loan be maintained in an interest-bearing cash account with WOFCO. The loan was repaid at maturity in April 1996.

The weighted average interest rate on long-term debt was 8.6% for the ten-month period ended October 31, 1996.

The aggregate maturities of long-term debt are as follows:

             Years Ending October 31,
             ------------------------
                       1997                         $  2,275,919
                       1998                            2,468,734
                       1999                            2,689,710
                       2000                            2,930,474
                       2001                            3,192,803
                    Thereafter                         8,372,712
                                                    ------------
                                                    $ 21,930,352
                                                    ============

(7)   CAPITAL LEASE OBLIGATION:

The Companies lease their rental vehicles from Toyota Motor Credit Corp. under capital lease agreements which essentially require the Companies to acquire the rental vehicles after a specified period, generally six months. Accordingly, the capital lease obligation has been reflected as a current liability in the accompanying combined balance sheet. Interest expense from these leases amounted to approximately $185,000 for the ten-month period ended October 31,1996. As of October 31, 1996, the interest rate on the leases was 9%.

(8)   INCOME TAXES:

In the event that the Companies terminate S-Corporation status, deferred income taxes will arise due to the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities. Under the provisions of Statement of Financial Accounting No. 109, "Accounting for Income Taxes", recording of these deferred taxes are required in the period that S-Corporation status is terminated. If the Companies' S-Corporation status had terminated on October 31, 1996, the deferred tax asset (related primarily to allowances for chargebacks) as of that date would have been approximately $915,000.

(9)   COMMITMENT AND CONTINGENCIES:

      Lease Commitments-

The Companies lease a portion of their dealer premises and certain equipment under operating leases. Future minimum lease commitments are as follows:

                    Years Ending October 31,
                    ------------------------
                            1997                                  $   315,819
                            1998                                      323,138
                            1999                                      330,777
                            2000                                      292,387
                            2001                                      207,985
                            Thereafter                              2,194,363
                                                                  -----------
                                                                  $ 3,664,469
                                                                  ===========

Total expense for these leases amounted to $257,821 for the ten-month period ended October 31, 1996.

      Advertising Commitments-

The Companies have entered into certain contractional agreements which require a minimum amount of advertising expenditures from October 1996 through September 1997. As of October 31, 1996, the Companies remaining commitment amounted to $1,094,000.

      Self Insurance-

The Companies retain a portion of their workers compensation insurance risk through a retrospective rating plan with the Employee Self Insurance Funds of Florida. As of October 31, 1996, reserves of approximately $375,000 have been recorded to cover estimated losses from outstanding and incurred but not reported claims. Although not determinable at the present time, in the opinion of the Companies management, the ultimate resolution of these claims, net of related insurance coverage, will not have a material effect on the combined financial position or results of operations of the Companies.

      Legal Matters-

Certain claims, suits and complaints in the ordinary course of business have been filed or are pending against the Companies. In the opinion of management, all such matters are without merit or are of such kind and involve such amounts that their resolution, net of related insurance coverage, would not have a material effect on the combined financial position or results of operations of the Companies.

(10)  SUBSEQUENT EVENT:

On November 15, 1996, the stockholder of the Companies entered into a Merger Agreement with Republic Industries, Inc. Under the terms of the Merger Agreement, Republic Industries will acquire 100% of the common stock of the Companies. Prior to the closing of this Merger Agreement, the Companies will distribute to the stockholder certain nonautomotive net assets. These net assets consist of the following as of October 31, 1996:

          Cash and cash equivalents                               $   338,842
          Keyman life insurance ($6,000,000 face value)               362,027
          Land and buildings, net of accumulated
              depreciation of $406,257, and mortgage
              debt of $901,282                                      2,148,176
          Yacht                                                       950,000
          Other assets                                                111,342
          Due to stockholder                                       (1,046,003)
                                                                  -----------
                                                                  $ 2,864,384
                                                                  ===========

The above net assets contributed approximately $300,675 to net income for the ten-month period ended October 31, 1996.

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
Maroone Automotive Group
Pembroke Pines, Florida

We have audited the accompanying combined balance sheets of Maroone Automotive Group as of December 31, 1996 and 1995 and the related combined statements of income, owners' equity and cash flows for the years then ended. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maroone Automotive Group as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





                                                   Crowe, Chizek and Company LLP
Ft. Lauderdale, Florida
February 14, 1997


-------------------------------------------------------------------------------

                            MAROONE AUTOMOTIVE GROUP
                          COMBINED STATEMENTS OF INCOME
                     Years ended December 31, 1996 and 1995

--------------------------------------------------------------------------------




                                                1996                 1995
                                                ----                 ----

REVENUE                                  $     715,063,853    $     486,993,709

Cost of revenue                                644,039,039          421,351,542
                                         -----------------    -----------------


GROSS PROFIT                                    71,024,814           65,642,167

Operating expenses                              55,741,827           53,794,891
                                         -----------------    -----------------


INCOME BEFORE TAXES                             15,282,987           11,847,276

Provision for income taxes                         366,429              209,059
                                         -----------------    -----------------


NET INCOME                               $      14,916,558    $      11,638,217
                                         =================    =================



--------------------------------------------------------------------------------
                See accompanying notes to financial statements.

                            MAROONE AUTOMOTIVE GROUP
                             COMBINED BALANCE SHEETS
                           December 31, 1996 and 1995

-------------------------------------------------------------------------------


                                                                          1996                 1995
                                                                          ----                 ----
ASSETS
Current assets
     Cash and cash equivalents                                   $      10,336,825    $       2,554,938
     Short-term investments                                              1,000,463            4,001,383
     Receivables, net of allowance for doubtful accounts                18,506,835           14,920,807
     Inventories                                                        58,508,330           55,418,310
     Rental vehicles, net of accumulated depreciation                    2,650,190            2,733,084
     Prepaid expenses and other                                          1,328,882            1,097,699
     Receivable and advances - related parties                           5,193,189            1,684,219
     Due from shareholder                                                  500,000                    -
                                                                 -----------------    -----------------
         Total current assets                                           98,024,714           82,410,440

Property and equipment, net                                             36,790,574           25,300,047

Other assets
     Intangible assets, net of accumulated amortization                  2,744,211               87,711
     Due from shareholder                                                1,197,278            1,204,524
     Other assets                                                        1,950,139            1,596,284
                                                                 -----------------    -----------------
                                                                         5,891,628            2,888,519
                                                                 -----------------    -----------------

                                                                 $     140,706,916    $     110,599,006
                                                                 =================    =================
LIABILITIES AND OWNERS' EQUITY
Current liabilities
     Checks written in excess of bank balance                    $       6,730,648    $       6,442,793
     Notes payable - floorplan                                          23,132,830           25,732,281
     Notes payable                                                      24,400,487           14,178,270
     Accounts payable and other accrued expenses                        10,238,613            7,236,257
     Liability for finance and insurance chargebacks                     4,238,051            3,997,957
     Unearned income                                                     2,382,257            2,073,717
     Due to related parties                                              3,562,491            1,127,505
     Deferred income taxes                                                 191,973              186,598
     Due to shareholders                                                35,435,123           31,090,731
                                                                 -----------------    -----------------
         Total current liabilities                                     110,312,473           92,066,109

Long-term portion of notes payable                                      17,071,341            6,824,682
Liability for finance and insurance chargebacks                          4,202,430            5,082,212
Unearned income                                                          4,782,682            4,079,476
Deferred income taxes                                                      383,945              373,195
Other liabilities                                                                -              274,972

Owners' equity                                                           3,954,045            1,898,360
                                                                 -----------------    -----------------

                                                                 $     140,706,916    $     110,599,006
                                                                 =================    =================



-------------------------------------------------------------------------------
                See accompanying notes to financial statements.

                            MAROONE AUTOMOTIVE GROUP
                        COMBINED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1996 and 1995

--------------------------------------------------------------------------------



                                                                         1996                1995
                                                                         ----                ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                  $    14,916,558    $     11,638,217
     Adjustments to reconcile net income to
       net cash from operating activities
         Depreciation and amortization                                 1,188,684           1,097,336
         Amortization of intangibles                                      43,500               8,398
         (Gain)/loss on disposal of property and equipment                 1,774              (1,624)
         Change in assets and liabilities
              Short term - investments                                 3,000,920            (399,999)
              Receivables                                             (3,586,028)           (695,253)
              Inventories                                              2,469,269          (9,657,215)
              Rental vehicles                                             82,894            (338,486)
              Due from related parties                                (3,508,970)         (1,584,219)
              Other current assets                                      (208,530)           (144,015)
              Other assets                                              (141,573)            (34,156)
              Checks in excess of bank balance                           287,855            (782,269)
              Accounts payable and accrued expenses                    3,002,356           1,382,794
              Due to related party                                     2,434,986           1,127,505
              Liability for finance and insurance chargebacks           (639,688)            393,578
              Unearned income                                          1,011,747           1,035,261
              Other liabilities                                          140,402             174,972
              Deferred income taxes                                       16,124              79,235
                                                                 ---------------    ----------------
                  Net cash from operating activities                  20,512,280           3,300,060

CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from disposal of property and equipment                     25,098              13,881
     Capital expenditures                                            (12,257,025)         (4,900,754)
     Split dollar life insurance arrangements                           (212,281)           (204,566)
     Acquisition of dealerships and franchise rights                  (9,926,949)            (50,000)
     Disposal of franchises                                            1,195,948                   -
     Due from shareholder                                               (492,754)         (1,202,524)
                                                                 ---------------    ----------------
         Net cash from investing activities                          (21,667,963)         (6,343,963)



--------------------------------------------------------------------------------
                                   (Continued)

                            MAROONE AUTOMOTIVE GROUP
                        COMBINED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1996 and 1995

--------------------------------------------------------------------------------



                                                                   1996                1995
                                                                   ----                ----
CASH FLOWS FROM FINANCING ACTIVITIES
     Net borrowings (payments) under floorplan agreements     $    (2,599,451)   $      1,425,042
     Borrowings on long-term debt                                  31,114,646          10,080,000
     Payments on long-term debt                                   (10,645,770)         (6,483,131)
     Net borrowings from shareholders                               4,344,392          12,127,791
     Capital contributions                                          1,441,500             200,000
     Dividends                                                    (14,717,747)        (12,505,903)
                                                              ---------------    ----------------
         Net cash from financing activities                         8,937,570           4,843,799
                                                              ---------------    ----------------

Net change in cash                                                  7,781,887           1,799,896

Cash at beginning of year                                           2,554,938             755,042
                                                              ---------------    ----------------

CASH AT END OF YEAR                                           $    10,336,825    $      2,554,938
                                                              ===============    ================

Supplemental disclosure of cash flow information
     Cash paid during the year for interest                   $     6,379,379    $      6,909,531
     Income taxes paid during the year                                271,405              63,500







--------------------------------------------------------------------------------
                See accompanying notes to financial statements.

                            MAROONE AUTOMOTIVE GROUP
                      COMBINED STATEMENTS OF OWNERS' EQUITY
                     Years ended December 31, 1996 and 1995

--------------------------------------------------------------------------------


                                                Additional
                                    Common        Paid-In       Retained       Partners'        Minority
                                    Stock         Capital       Earnings       Capital          Interest           Total
                                    -----         -------       --------       -------          --------           -----

BALANCE AT JANUARY 1, 1995...  $     45,001    $    298,099   $  2,322,946    $       --      $       --      $  2,666,046

Capital contributions........          --              --             --           200,000        (100,000)        100,000

Dividends....................        (2,000)           --      (12,503,903)           --              --       (12,505,903)

Net income for year..........          --              --       11,761,722          51,467        (174,972)     11,638,217
                               ------------    ------------   ------------    ------------    ------------    ------------


BALANCE AT DECEMBER 31, 1995         43,001         298,099      1,580,765         251,467        (274,972)      1,898,360

Capital contributions........          --           100,000           --         1,341,500          (1,500)      1,440,000

Dividends....................          --              --      (13,883,999)       (833,748)        416,874     (14,300,873)

Net income for year..........           --              --      15,372,627        (315,667)       (140,402)     14,916,558
                               ------------    ------------   ------------    ------------    ------------    ------------


BALANCE AT DECEMBER 31, 1996    $    43,001    $    398,099   $  3,069,393    $    443,552    $       --      $  3,954,045
                               ============    ============   ============    ============    ============    ============


--------------------------------------------------------------------------------
                See accompanying notes to financial statements.

                            MAROONE AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS: Maroone Automotive Group (the Group) operates in Pembroke Pines, Miami, Ft. Lauderdale and Pompano Beach, Florida and Buffalo, New York. The Group serves customers principally in the south Florida and metropolitan Buffalo areas. The Group offers a broad range of products and services including new and used car and light truck sales, vehicle financing and warranty products, and replacement parts and service. At its five locations the Group offers collectively five makes of new vehicles, including Chevrolet, Dodge, Ford, Oldsmobile and Isuzu.

PRINCIPLES OF COMBINATION: The combined financial statements of Maroone Automotive Group consists of the entities listed below, which represent the financial position and results of operations of the entities to be acquired by Republic Industries, Inc. (Republic) in February 1997. The majority of the entities are owned by members of the Maroone Family. Certain dealership executives also have ownership interest which is to be acquired by Republic. The entities include:


     Maroone Chevrolet, Inc.                           Maroone Oldsmobile, Inc.
     Maroone Isuzu, Inc.                               Maroone Dodge, Inc.
     Al Maroone Ford, Inc.                             Maroone Dodge Pompano, Limited
     Maroone Chevrolet Ft. Lauderdale, Limited         Empire Warranty Holding Company
     Empire Warranty Corporation                       Empire Services Agency, Inc.
     Maroone Car & Truck Rental Company                Empire Acceptance, L.P.
     Quantum Premium Finance Corporation               Maroone Realty, Inc.
     Maroone Management Services, Limited

Empire Acceptance, L.P. had minority interest of 20% and 50% at December 31, 1996 and 1995, respectively, which interest is not subject to the February 1997 acquisition by Republic.

Alkit Enterprises, Inc. which leases the facilities to Al Maroone Ford, Inc. has not been included in the combined group because it is not subject to the acquisition by Republic.

All significant intercompany transactions have been eliminated in the combined financial statements.

MAJOR SUPPLIER AND DEALER AGREEMENTS: The Group purchases substantially all of its new vehicles and replacement parts inventories from General Motors Corporation, Ford Motor Company, American Isuzu Motors and Chrysler Motor Corporation at the prevailing prices charged to all franchised dealers. The Group's overall sales could be impacted by a manufacturer's inability or unwillingness to supply the Group with an adequate supply or mix of inventory.



--------------------------------------------------------------------------------
                                   (Continued)

                            MAROONE AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Group enters into Dealer Agreements with each manufacturer. The Dealer Agreements limit the location of the dealership and give the manufacturer rights to approve changes in the dealership's ownership. A manufacturer is entitled to terminate the Dealer Agreement if the Group is in breach of its terms.

REVENUE RECOGNITION: Revenue from the sale of vehicles is recognized on customer acceptance and completed financing arrangements. Revenue from parts sales and service are recognized on customer service. Revenue from service agreements entered into by the Group and the customer is recorded as deferred revenue upon receipt and recognized as income on a prorated basis over the term of the contract. The Group also sells service contracts on behalf of unrelated entities for which the Group receives a commission.

The Group arranges financing with financial institutions for its customers' purchases of new and used vehicles for which the Group earns a fee from the respective financial institution.

The fees that the Group earns for arranging financing and selling third party service contracts is subject to chargeback if the customer terminates the respective contract for any reason. The Group records an estimate of the liability for future chargebacks based on management's estimate and historical experience.

SHORT-TERM INVESTMENTS: Short-term investments represents certificate of deposits with maturities of one year or less, but greater than 90 days.

FLEET TRANSACTIONS: The revenue and cost for fleet sales are reported the same way as other vehicle sales. On the balance sheet, the contract receivable from the purchaser is netted with the floorplan owing to the credit facility. The net balance being reported represents the commission receivable on the sales.

INVENTORIES: Inventories are valued at the lower of cost or market. The cost of the new and used vehicle inventories is determined on a last-in first-out basis
(LIFO), except for Maroone Dodge Pompano, Limited and Maroone Chevrolet Ft. Lauderdale, Limited which are determined using the first-in first-out (FIFO) basis. All parts and accessories inventories are determined on a first-in first-out (FIFO) basis.

INCOME TAXES: An asset and liability approach is used to recognize deferred income tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities.

--------------------------------------------------------------------------------
                                   (Continued)

                            MAROONE AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The deferred taxes arise from temporary differences in recognition of premium income and the expensing of the acquisition cost. For financial reporting purposes, premium income and acquisition cost are deferred and recognized over the life of the contract. For income tax purposes, 20% of the premium income is recognized in income immediately with the balance deferred, and the acquisition costs are expensed as incurred for tax return purposes. Acquisition costs include commissions paid to the dealerships for originating the contracts and management fees paid per contract.

ADVERTISING: The Group expenses production and other costs of advertising as incurred. Advertising expense for the years ended December 31, 1996 and 1995 was $5.2 million and $4.9 million, respectively.

CREDIT RISK CONCENTRATION: The Group sells new and used vehicles, service replacement parts and body shop repairs to customers in south Florida and western New York areas. The Group's trade receivables are due primarily from retail customers. In addition, the majority of the vehicle and contracts receivables are due from the manufacturers' financing subsidiaries and financial institutions relating to sales of new and used vehicles, with the balance due from various wholesale customers. Additionally there are receivables and payables to the various manufacturers.

The Group has cash deposited in various local banks. The first $100,000 of the deposits for each individual company are insured by an agency of the U.S. Government.

PROPERTY AND EQUIPMENT: Property and equipment is stated at cost less accumulated depreciation. Expenditures for maintenance, repairs and minor renewals are charged to expense in the period incurred. Betterments and additions are capitalized. Depreciation is provided by the straight-line and accelerated methods over the estimated useful lives of the assets.

INTANGIBLE ASSETS: The goodwill of Companies acquired is being amortized on a straight-line basis over a period not to exceed 40 years. Recoverability is reviewed annually or sooner if events or changes in circumstances indicate that the carrying amount may exceed fair value.

Loan costs are amortized over the life of the loan.



--------------------------------------------------------------------------------
                                   (Continued)

                            MAROONE AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

--------------------------------------------------------------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS: Preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The actual outcome of the estimates could differ from the estimates made in the preparation of the financial statements.

FAIR VALUES OF FINANCIAL INSTRUMENTS: The fair value of cash equivalents, receivables and trade payables approximates the carrying value. The fair value of floorplan debt, shareholder note payable and other debt approximates the carrying amount as these instruments bear market interest rates. At December 31, 1996, the fair value of the interest rate swaps represented a benefit to the Group of approximately $76,000.

INTEREST RATE SWAP AGREEMENTS: The differential to be paid or received is accrued as interest rates change and is recognized over the life of the agreement.

STATEMENT OF CASH FLOWS: For purposes of the statement of cash flows, cash includes cash and short-term investments with original maturities of 90 days or less.

NOTE 2 - REVENUE AND COST OF REVENUE

For the years ended December 31, 1996 and 1995 the revenue and cost of revenue consisted of the following:

Revenue                                  1996                            1995
--------                                 ----                            ----

         Fleet                    $   283,625,609                 $   105,188,472
         Automotive retail            431,438,244                     381,805,237

Cost of Revenue
---------------

         Fleet                    $   281,601,214                 $   104,102,172
         Automotive retail            362,437,825                     317,249,370




--------------------------------------------------------------------------------
                                   (Continued)

                            MAROONE AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

--------------------------------------------------------------------------------

NOTE 3 - INCOME TAXES

SUB CHAPTER S CORPORATIONS

The following entities are treated for income tax purposes as S Corporations. Accordingly, the accompanying financial statements reflect no provision for income taxes for these entities since the taxable income or loss of the entities are reported by the shareholders, individually:

     Maroone Chevrolet, Inc.                       Maroone Oldsmobile, Inc.
     Maroone Isuzu, Inc.                           Maroone Dodge, Inc.
     Al Maroone Ford, Inc.                         Maroone Car & Truck Rental Company
     Quantum Premium Finance Corporation.          Empire Services Agency, Inc.

LIMITED PARTNERSHIPS

The following entities are organized as limited partnerships. Accordingly the accompanying financial statements reflect no provision for income taxes for these entities since the taxable income or loss of the entities are reported by the partners, individually:

     Maroone Management Services, Limited          Maroone Dodge Pompano, Limited
     Maroone Chevrolet Ft. Lauderdale, Limited     Empire Acceptance, L.P.

TAXABLE CORPORATION

The provision for income taxes consist of the following for the years ended December 31, 1996 and 1995:

                                                        1996             1995
                                                        ----             ----

     Current federal income taxes                   $    284,305    $    125,574
     Deferred federal income taxes                        16,124          79,235
                                                    ------------    ------------
                                                         300,429         204,809
     State income taxes                                   66,000           4,250
                                                    ------------    ------------

         Total                                      $    366,429    $    209,059
                                                    ============    ============

The detail to the deferred tax balances as of December 31, 1996 and December 31, 1995 is as follows:

                                                        1996               1995
                                                        ----               ----

         Deferred tax liability                     $    575,918    $    559,793




--------------------------------------------------------------------------------
                                   (Continued)

                            MAROONE AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

--------------------------------------------------------------------------------

NOTE 3 - INCOME TAXES (Continued)

The provision for income taxes at the Group's effective tax rate of 34% differed from the provision for income taxes at the statutory rate as follows:

                                                                             1996                 1995
                                                                             ----                 ----

     Computed tax at the expected statutory rate                        $     5,196,216    $    4,028,074
     S-corporation and partnership not subject to entity level tax           (4,875,103)       (3,815,560)
     State taxes, net of federal effect                                          43,560             2,805
     Other, net                                                                   1,756            (6,260)
                                                                        ---------------    ---------------

     Provision for income taxes                                         $       366,429    $      209,059
                                                                        ===============    ==============


NOTE 4 - RECEIVABLES

Receivables consist of the following:

                                                                             1996                 1995
                                                                             ----                 ----

     Trade receivables                                                  $     1,431,027     $     1,029,492
     Contract in transit and vehicle receivables                             12,980,081          10,541,942
     Factory receivables and others                                           4,140,727           3,399,373
                                                                        ---------------     ---------------
                                                                             18,551,835          14,970,807
     Less: allowance for doubtful accounts                                      (45,000)            (50,000)
                                                                        ---------------     ---------------

                                                                        $    18,506,835     $    14,920,807
                                                                        ===============     ===============


NOTE 5 - INVENTORIES

Inventories consist of the following:

                                                                              1996                1995
                                                                              ----                ----
     New vehicles                                                       $    45,727,117     $    46,933,155
     Used vehicles                                                           10,119,773           5,916,661
     Parts, accessories and miscellaneous                                     2,661,440           2,568,494
                                                                        ---------------     ---------------

                                                                        $    58,508,330     $    55,418,310
                                                                        ===============     ===============

At December 31, 1996, $10.2 million of new vehicles and $2.7 million of used vehicles are valued on a FIFO basis. The remaining December 31, 1996 new and used vehicle inventories were valued on a LIFO basis. All of the December 31, 1995 new and used vehicle inventories were valued on a LIFO basis. The LIFO reserve at December 31, 1996 and 1995 was $9.3 million and $9.1 million, respectively.



--------------------------------------------------------------------------------
                                   (Continued)

                            MAROONE AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

--------------------------------------------------------------------------------


NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                                  1996                1995
                                                                  ----                ----

     Land                                                   $    16,479,368     $    11,301,738
     Buildings and improvements                                  13,767,282          12,856,005
     Construction in progress                                     5,332,459             110,956
     Leasehold improvements                                         923,037           1,030,125
     Equipment and vehicles                                       2,928,882           2,254,470
     Furniture and fixtures                                       3,834,145           3,089,722
                                                            ---------------     ---------------
                                                                 43,295,173          30,643,016
     Less: accumulated depreciation and amortization              6,504,599           5,342,969
                                                            ---------------     ---------------

                                                            $    36,790,574     $    25,300,047
                                                            ===============     ===============

The construction in progress represents the substantial completion of the Pines Boulevard facility.


NOTE 7 - RECEIVABLES FROM AFFILIATES AND SHAREHOLDERS

Due from shareholders at December 31, 1996 and 1995 consists of unsecured advances made during 1996 and 1995 due from shareholders. The Group anticipates repayment of these advances during 1997 but has recorded the 1995 advances as long term at December 31, 1996.

Due from affiliates includes approximately $4.0 and $1.6 million at December 31, 1996 and 1995 respectively, due from the general partner of Empire Acceptance, L.P. and are the results of purchase of finance contracts by the general partner through the normal course of operations. Approximately $20 million of contracts were sold by Empire Acceptance, L.P. in 1996 and approximately $10 million in 1995. In addition, at December 31, 1996, Alkit Enterprises, Inc. owed the Group approximately $1.1 million for funds advanced during 1996 for the remodeling of the Al Maroone Ford facilities. Alkit plans to repay these funds in 1997 when permanent financing for the improvements is obtained.



--------------------------------------------------------------------------------
                                   (Continued)

                            MAROONE AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

--------------------------------------------------------------------------------


NOTE 8 - INTANGIBLE ASSETS

Intangible assets included the following:

                                                          1996               1995
                                                          ----               ----

     Goodwill and franchise rights                    $    2,750,000    $     50,000
     Mortgage costs and other intangibles                     64,109          64,109
                                                      --------------    ------------
                                                           2,814,109         114,109
     Less:  accumulated amortization                          69,898          26,398
                                                      --------------    ------------

                                                      $    2,744,211    $     87,711
                                                      ==============    ============


NOTE 9 - OTHER ASSETS

Other assets consists of the following:

                                                           1996               1995
                                                           ----               ----

     Amounts due under split dollar life
       insurance arrangements                         $     1,408,478    $    1,196,197
     Deposits                                                 500,000           400,000
     Other                                                     41,661                87
                                                      ---------------    --------------

                                                      $     1,950,139    $    1,596,284
                                                      ===============    ==============


NOTE 10 - NOTES PAYABLE - FLOORPLAN

At December 31, 1996 the Group had floorplan financing agreements with Ford Motor Credit Corporation bearing interest at 1% over prime, secured by new and used vehicle inventories. Ford Motor Credit allows the Group to invest available cash against the floor plan in a Cash Management Account (CMA) arrangement with Ford Motor Credit Corporation. The cash invested in and the earnings on the CMA account is reflected as a reduction of the floorplan liability and interest expense in the Group financial statements. At December 31, 1996 and 1995 the CMA amounts shown as offsets to the floorplan liability were $44,110,000 and $42,265,000, respectively.

Prior to the current floorplan agreements with Ford Motor Credit, the Group had floorplan agreements with General Motors Acceptance Corporation and Chrysler Credit Corporation.

--------------------------------------------------------------------------------
                                   (Continued)

                            MAROONE AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

--------------------------------------------------------------------------------


NOTE 10 - NOTES PAYABLE - FLOORPLAN (Continued)

The Group also has financing arrangements with General Motors Acceptance and Chrysler Credit relating to daily rental vehicles. The loans are secured by the rental vehicles and bear interest at .75% to 1% of prime and require monthly principal payments of 1.75% to 3% of the original amount.


NOTE 11 - NOTES PAYABLE

Notes payable consist of the following at December 31, 1996 and 1995;

                                                                                 1996             1995
                                                                                 ----             ----
    $5 million line of credit arrangement with
    First Union National Bank of Florida requiring
    payment of interest monthly at .5% over the bank's
    prime rate.  The loan is guaranteed by the shareholder.
    The loan agreement contains certain covenants.                        $    1,300,000       $1,000,000

    Unsecured notes payable to NationsBank, due on
    demand with interest due monthly at 9.25%.                                 3,200,000        3,200,000

    $13 million mortgage loan payable to First Union
    National Bank of Florida in monthly installment of
    $54,167 plus interest at 1.9% above the Bank of
    America LIBOR rate.  The loan is secured by the
    Maroone Auto Plaza property in Pembroke Pines, Florida
    and is guaranteed by Maroone Isuzu, Inc. and
    Maroone Oldsmobile, Inc. and is subject to restrictive
    covenants.  The mortgage matures on March 15, 2001.                       12,512,500             --

    Mortgage loan payable to General Motors Acceptance
    Corporation in monthly installments of $15,000 plus
    interest at prime plus 1%, with a balloon payment due
    on December 28, 1998.  The loan is secured by the Maroone
    Dodge, Inc. facilities.                                                    2,446,667        2,626,667


--------------------------------------------------------------------------------
                                   (Continued)

                            MAROONE AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

--------------------------------------------------------------------------------


NOTE 11 - NOTES PAYABLE (Continued)

                                                                                         1996                 1995
                                                                                         ----                 ----
     $5 million line of credit arrangement with First Union Mortgage loan payable to General Motors Acceptance Corporation in monthly installments of
     $129,928 including interest at 1% over prime rate, with the balance due on
     February 1, 1996. The loan is secured by the Pembroke Pines auto plaza facilities and all real and personal assets of Maroone Chevrolet, Inc. The interest rate was reduced by .25% due to Maroone Chevrolet's participation
     in the GMAC Quality Finance Plan.                                                $    --              $ 9,546,950

     $30 million revolving line of credit agreement with Ford Motor Credit
     Company with interest payable monthly at 1.75% above the commercial paper rate. Principal amortization begins the day on which either party terminates the agreement, with payments due monthly on a five year amortization schedule. The balance of the loan is due two years from the date the agreement is terminated. The loan is secured by all tangible and intangible property of the borrowers which are Maroone Management Services,
     Limited, Maroone Chevrolet, Inc., Maroone Oldsmobile, Inc., Maroone Dodge,
     Inc, Maroone Chevrolet Ft. Lauderdale, Limited, and Maroone Dodge Pompano,
     Limited. The loan agreement contains certain restrictive covenants.               17,000,000                 --

     Mortgage loan payable to First Union National Bank of Florida in 39 quarterly installments of $122,500 commencing on March 10, 1997, plus interest at 1.75% above the USD-LIBOR-BBA rate.  The loan matures and is due in full on December 8, 2006.  The loan is secured by tracts of real estate located in Broward and Dade Counties Florida and is guaranteed by
     Maroone Isuzu, Inc. and Maroone Oldsmobile, Inc. and is subject to restrictive covenants.  The borrower is Maroone Management Services,
     Limited.                                                                           4,900,000            4,107,780


--------------------------------------------------------------------------------
                                   (Continued)

                            MAROONE AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

--------------------------------------------------------------------------------


NOTE 11 - NOTES PAYABLE (Continued)

                                                                                   1996                1995
                                                                                   ----                ----
     Other notes payable and capital lease arrangements
     relating to various computer and office equipment.                      $        112,661    $       521,555
                                                                             ----------------    ---------------
                                                                                   41,471,828         21,002,952

     Current maturities                                                            24,400,487         14,178,270
                                                                             ----------------    ---------------

                                                                             $     17,071,341    $     6,824,682
                                                                             ================    ===============

Before considering covenant violations, notes payable are scheduled to become due over the next five years as follows:

        1997                  $    5,861,320
        1998                       3,470,413
        1999                       1,147,595
        2000                       1,140,000
        2001                      10,402,500

The loan agreements with Ford Motor Credit Company, First Union National Bank and General Motors Acceptance Corporation contain covenants which include restrictions on merger transactions and ownership changes; and minimum requirements for the floor plan cash management balance and net worth levels and restrictions on the entering into other loan arrangements or guaranteeing the debt of the companies or persons. At December 31, 1996 the Group was in violation of certain of these covenants with General Motors Acceptance Corporation and First Union National Bank and the balance of these loans are reflected in current maturities.

At December 31, 1996 the Group had an unused line of credit with First Union Bank of $3.7 million. In addition First Union held approximately $800,000 of standby letters of credits relating to the Group's workers compensation plan.

Interest expense on all indebtedness amounted to $6.7 million and $7.0 million for the years ended December 31, 1996 and 1995 respectively.

Interest credits of $3.3 million and $3.5 million received from the manufacturers in 1996 and 1995, respectively have been shown as a reduction in the cost of revenue.

Interest capitalized during 1996 and 1995 was $647,995 and $12,653, respectively.

--------------------------------------------------------------------------------
                                   (Continued)

                            MAROONE AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

--------------------------------------------------------------------------------

NOTE 12 - NOTES PAYABLE TO SHAREHOLDERS

Notes payable shareholders represent amounts due to Group shareholders. The average balance outstanding was approximately $34 million and $21 million during 1996 and 1995, respectively. The highest balance outstanding was approximately $36 million in 1996 and $31 million in 1995. Interest is paid on the notes at 1% over major bank prime. Total interest paid to the shareholders was $2,614,210 and $2,091,458 for 1996 and 1995, respectively.


NOTE 13 - INTEREST RATE SWAP AGREEMENTS

Maroone Chevrolet, Inc. has entered into a interest rate swap agreement to reduce the impact of changes in interest rates on its long-term debt. At December 31, 1996, the swap agreement with First Union National Bank had a notional principal of approximately $12.5 million. This agreement effectively changes the Group's interest rate exposure on its $12.5 million mortgage to a fixed 7.76%. The interest swap agreement matures on March 15, 2001.

Maroone Management Services, Limited. has entered into a interest rate swap agreement to reduce the impact of changes in interest rates on its long-term debt. At December 31, 1996, the swap agreement with First Union National Bank had a notional principal of approximately $2.45 million. This agreement effectively changes the Group's interest rate exposure on $2.45 million of the $4.9 million mortgage to a fixed 8.25%. The interest swap agreement matures on December 8, 2006.


NOTE 14 - COMMON STOCK

At December 31, 1996 and 1995 the Common Stock consisted of:

                                                  Par Value                            Shares
                                                  of Common         Shares           Issued and
                                                   Shares         Authorized         Outstanding       Amount
                                                   ------         ----------         -----------       ------
Maroone Chevrolet, Inc.                         $     1.00           7,500                100        $     100
Maroone Oldsmobile, Inc.                              1.00           1,000                100              100
Maroone Isuzu, Inc.                                    .01           1,000                100                1
Maroone Dodge, Inc.                                    .01         500,000            240,000            2,400
Al Maroone Ford, Inc.                               No Par             200                200           40,000
Empire Warranty Holding Company.                      1.00           1,000                100              100
Empire Services Agency, Inc.                          1.00           1,000                100              100
Maroone Car & Truck Rental Company                    1.00           1,000                100              100
Quantum Premium Finance Corporation                   1.00           1,000                100              100
                                                                                                     ---------
                                                                                                     $  43,001
                                                                                                     =========


--------------------------------------------------------------------------------
                                   (Continued)

                            MAROONE AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

--------------------------------------------------------------------------------


NOTE 15 - PROFIT SHARING PLAN

All of the Maroone Automotive Group's corporations and partnerships have adopted the Maroone Group 401(k) Plan. The plan covers all non-highly compensated employees over the age of 21 with one year experience and at least one thousand hours worked in the current year. The Group annually sets matching contributions. The profit sharing plan expense was $44,139 and $15,793 for 1996 and 1995, respectively.


NOTE 16 - LEASE COMMITMENTS

On August 1, 1996, Maroone Dodge Pompano, Limited assumed a contract with Chrysler Realty Corporation to lease the dealership facilities through October 21, 1997. The lease calls for monthly payment of $16,250, plus taxes and insurance, through September 30, 1997 with a final payment of $11,008.

Maroone Chevrolet Ft. Lauderdale, Limited leases its dealership facilities under a ten year lease agreement dated November 1, 1996. The lease is a triple net lease and provides monthly rent of $45,000 for the first thirty months and then increasing proportionately with increases in the appraised value of the dealership facilities. The lease provides for three five year renewal options.

The minimum rental commitments under these operating leases are as follows:

           1997                                 $       697,258
           1998                                         540,000
           1999                                         540,000
           2000                                         540,000
           2001                                         540,000
           2002 and thereafter                        2,610,000
                                                ---------------

                                                $     5,467,258
                                                ===============

Total rent expense under the lease agreements was $171,250 for the year ended December 31, 1996.





--------------------------------------------------------------------------------
                                   (Continued)

                            MAROONE AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

--------------------------------------------------------------------------------


NOTE 17 - RELATED PARTY TRANSACTIONS

The Group leases the Al Maroone Ford facilities from Alkit Enterprises, Inc. which is owned by shareholders of the Group. The Group intends to continue rent this facility for the next four years. The minimum rent is as follows:

           1997                               $       288,000
           1998                                       288,000
           1999                                       288,000
           2000                                       288,000
                                              ---------------

                                              $     1,152,000
                                              ===============

The rent expense under this lease arrangement was $288,000 and $270,000 for the years ended December 31, 1996 and 1995 respectively.


NOTE 18 - ACQUISITIONS

On August 1, 1996 the Group acquired the Dodge franchise and certain assets from Harbor Corp., Inc. The cost of the acquisition, which has been treated as a purchase, was allocated as follows:

Goodwill                                 $      750,000
Inventory                                     2,978,584
Fixed assets                                    233,854
Other current assets                             22,653

The goodwill will be amortized on a straight-line basis over 40 years. The results of operations for the period of August 1, 1996 through December 31, 1996 are included in the financial statements.

In addition the Group acquired the Chevrolet franchise and certain assets from Gary Fronrath Chevrolet, Inc. on November 1, 1996. The cost of the acquisition, which has been treated as a purchase, was allocated as follows:

Goodwill                                 $    1,500,000
Inventory                                     3,776,653
Fixed assets                                    215,205

The goodwill will be amortized on a straight-line basis over 40 years. The results of operations for the period of November 1, 1996 through December 31, 1996 are included in the financial statements.


--------------------------------------------------------------------------------
                                   (Continued)

                            MAROONE AUTOMOTIVE GROUP
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1996 and 1995

--------------------------------------------------------------------------------

NOTE 19 - SUBSEQUENT EVENTS

MERGER AGREEMENT

On January 12, 1997, the Maroone Automotive Group corporations, partnerships, shareholders and partners entered into a merger agreement with Republic Industries, Inc. and its subsidiaries.

LOAN COVENANTS

The loan agreements with Ford Motor Credit Corporation, General Motors Acceptance Corporation and First Union National Bank contain restrictive covenants restricting merger transactions and the change in ownership of the companies away from the Maroone Family. The financial institutions had not waived these covenants as they relate to the merger agreement discussed above. A violation of these covenants could result in a default of the loan agreements.

TERMINATION OF RETAILER AGREEMENT

On January 13, 1997 Maroone Isuzu, Inc. and related affiliates terminated a Retailer Agreement dated October 31, 1996 with Driver's Mart Worldwide, Inc. The termination agreement included the redemption of Maroone Isuzu, Inc. stock holding in Driver's Mart Worldwide, Inc. by Driver's Mart.



--------------------------------------------------------------------------------

                          INDEPENDENT AUDITOR'S REPORT





Shareholder
The Wallace Companies
Delray Beach, Florida


                  We have audited the accompanying combined balance sheet of The Wallace Companies as of December 31, 1996, and the related combined statements of income, of retained earnings and of cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

                  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Wallace Companies as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                          Goldenberg Rosenthal Friedlander, LLP






Jenkintown, Pennsylvania
February 17, 1997

                              THE WALLACE COMPANIES
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 1996




       ASSETS (Notes 7 and 13)

Current assets
       Cash (Note 1)                                              $   6,625,000
       Marketable securities (Note 4)                                   726,000
       Accounts receivable, net of allowance for doubtful
            accounts of $116,000 (Notes 1 and 2)                      7,483,000
       Inventories (Notes 1 and 5)                                   39,076,000
       Aviation equipment held for sale, net  (Note 1)                2,930,000
       Due from shareholder (Notes 1 and 3)                           5,334,000
       Prepaid expenses                                                 533,000
                                                                  -------------
       Total current assets                                          62,707,000
                                                                  -------------

Property and equipment (Notes 1 and 12)
       Land                                                          16,544,000
       Building and improvements                                     14,461,000
       Machinery and equipment                                        2,254,000
       Furniture, signs and equipment                                 3,272,000
       Construction in Progress                                         559,000
                                                                  -------------
                                                                     37,090,000
       Less accumulated depreciation                                  7,282,000
                                                                  -------------
                                                                     29,808,000
                                                                  -------------
Other assets
       Intangibles (Notes 1 and 6)                                    7,806,000
       Other                                                            376,000
                                                                  -------------
                                                                      8,182,000
                                                                  -------------
                                                                  $ 100,697,000
                                                                  =============



                   See notes to combined financial statements

                              THE WALLACE COMPANIES
                             COMBINED BALANCE SHEET
                                DECEMBER 31, 1996





       LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
       Notes payable (Notes 1 and 7)                              $  50,593,000
       Notes and loans payable, related parties (Notes 1 and 7)       1,802,000
       Current maturities of long-term debt (Notes 1 and 7)           3,744,000
       Accounts payable, trade (Note 1)                               2,206,000
       Accrued expenses                                               2,435,000
       Finance and receivable chargeback reserve                      1,426,000
       Current portion of unearned premium reserve (Note 1)           1,796,000
                                                                  -------------
       Total current liabilities                                     64,002,000
                                                                  -------------
Long-term debt, net of current maturities (Notes 1 and 7)            25,622,000
                                                                  -------------
Unearned premium reserve, net of current portion (Note 1)             2,350,000
                                                                  -------------
Deferred income taxes (Note 9)                                          474,000
                                                                  -------------
Contingencies (Note 14)

Shareholder's equity
       Common stock (Note 8)                                             32,000
       Additional paid-in capital                                     4,259,000
       Retained earnings                                              3,958,000
                                                                  -------------
                                                                      8,249,000
                                                                  -------------
                                                                  $ 100,697,000
                                                                  =============



                   See notes to combined financial statements

                              THE WALLACE COMPANIES
                          COMBINED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1996





Sales (Note 1)
       Vehicle                                                    $ 258,585,000
       Service, parts and other                                      23,678,000
                                                                  -------------
            Net sales                                               282,263,000
                                                                  -------------
Cost of sales (Notes 1 and 5)
       Vehicle                                                      240,203,000
       Service, parts and other                                      12,607,000
                                                                  -------------
            Cost of sales                                           252,810,000
                                                                  -------------
Gross profit on sales                                                29,453,000

Other operating income (Note 11)                                      4,749,000
                                                                  -------------
Gross operating income                                               34,202,000

Selling, general and administrative expenses
       (Notes 1, 2, 6 and 11)                                        29,812,000
                                                                  -------------
Operating income                                                      4,390,000
                                                                  -------------

Other income (expense)
       Interest expense (Note 11)                                    (2,467,000)
       Investment income, net (Note 4)                                  230,000
       Gain on disposal of property and equipment                       739,000
       Miscellaneous                                                    661,000
                                                                  -------------
       Total other income (expense)                                    (837,000)
                                                                  -------------
Income before income taxes                                            3,553,000
                                                                  -------------
Income taxes (Note 9)
       Current                                                             --
       Deferred                                                         110,000
                                                                  -------------
                                                                        110,000
                                                                  -------------
Net income                                                        $   3,443,000
                                                                  =============



                   See notes to combined financial statements

                              THE WALLACE COMPANIES
                     COMBINED STATEMENT OF RETAINED EARNINGS
                          YEAR ENDED DECEMBER 31, 1996




Retained earnings, beginning of year                              $   1,635,000

Net income                                                            3,443,000

Dividends paid                                                       (1,120,000)
                                                                  -------------
Retained earnings, end of year                                    $   3,958,000
                                                                  =============




                   See notes to combined financial statements

                              THE WALLACE COMPANIES
                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996



Cash flows from operating activities
       Cash received from customers                               $ 298,140,000
       Cash paid to suppliers and employees                        (277,433,000)
       Interest received (Note 1)                                       237,000
       Interest paid (Note 1)                                        (4,293,000)
       Income taxes paid                                               (239,000)
                                                                  -------------
       Net cash provided by operating activities                     16,412,000
                                                                  -------------

Cash flows from investing activities
       Capital expenditures                                          (3,966,000)
       Proceeds from disposal of property and equipment               1,918,000
       Net advances to shareholder                                   (4,909,000)
       Acquisition of marketable securities                             (46,000)
       Increase in other assets                                        (100,000)
                                                                  -------------
       Net cash used in investing activities                         (7,103,000)
                                                                  -------------

Cash flows from financing activities
       Net  payments on short-term debt                              (5,700,000)
       Proceeds from long-term debt                                   2,475,000
       Principal payments on long-term debt                            (697,000)
       Net borrowings from related parties                               70,000
       Dividends paid                                                (1,120,000)
                                                                  -------------
       Net cash used in financing activities                         (4,972,000)
                                                                  -------------
Net increase in cash                                                  4,337,000

Cash, beginning of year                                               2,288,000
                                                                  -------------
Cash, end of year                                                 $   6,625,000
                                                                  =============





                   See notes to combined financial statements

                              THE WALLACE COMPANIES
                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1996




Reconciliation of net income to net cash provided by
   operating activities
      Net income                                                  $   3,443,000
                                                                  -------------
      Adjustment to reconcile net income to net cash
         provided by operating activities
            Depreciation                                              1,663,000
            Amortization                                                247,000
            Bad debt recoveries                                         (59,000)
            Gain on disposal of property and equipment                 (739,000)
            Unrealized loss on marketable securities (Note 4)            11,000
            Deferred income taxes                                       110,000
            (Increase) decrease in assets
               Accounts receivable                                    1,205,000
               Inventories                                            9,823,000
               Prepaid expenses                                        (445,000)
               Other assets                                               5,000
            Increase (decrease) in liabilities
               Accounts payable and accrued expenses                    540,000
               Unearned premium reserve                                 847,000
               Income taxes payable                                    (239,000)
                                                                  -------------
                                                                     12,969,000
                                                                  -------------
   Net cash provided by operating activities                      $  16,412,000
                                                                  =============




                   See notes to combined financial statements

                              THE WALLACE COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS



1.    NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           NATURE OF BUSINESS

                      The Wallace Companies ("the Company") is engaged in the sale of new and used motor vehicles, finance and insurance products, vehicle service and parts, limited extended warranty contracts and after-market products. The Company also maintains a fleet of vehicles held for rental to others. The principal geographic markets served are South Florida including Palm Beach and Martin Counties. Revenues are derived primarily from sales of vehicles.

                      The Company's new vehicle brand offering consists of Ford, Nissan, Dodge, Lincoln-Mercury and Mitsubishi, which products are purchased under franchise and dealer agreements with the respective vehicle manufacturers and distributors.

           PRINCIPLES OF COMBINATION

                      The accompanying combined financial statements include Wallace Ford, Inc., Wallace Nissan, Inc., Wallace Dodge, Inc., Wallace Imports, Inc., Wallace Lincoln-Mercury, Inc., Stuart Lincoln-Mercury, Inc. and Bill Wallace Enterprises, Inc. d/b/a Stuart Mitsubishi (all subchapter S corporations) and Mechanical Warranty Protection, Inc., all affiliated through common ownership by a sole shareholder. All significant intercompany accounts and transactions have been eliminated in combination.

           CONCENTRATION OF CREDIT RISK

                      The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places its cash and temporary cash investments with commercial institutions. At times, such cash and temporary cash investments may be in excess of the FDIC insurance limit. The Company routinely assesses the financial strength of its customers and as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

           INVENTORIES

                      Inventories are valued at the lower of cost or market. Cost is determined as follows: new vehicles - last-in, first-out (LIFO); used vehicles - specific identification; parts, accessories and oil - first-in, first-out (FIFO); vehicles held for rental are carried at specifically identified cost, net of accumulated amortization (straight-line method).

                              THE WALLACE COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS



1.    NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      (continued)

           REVENUE RECOGNITION

                      Revenue is recognized by the Company when vehicles are delivered to consumers or motor vehicle service work is performed and parts are delivered. Finance fees earned in connection with customer vehicle financing is recognized upon the acceptance of the contract by the financial institution. Commissions received from the sale of extended warranty contracts, service contracts and insurance on credit life, accident and disability policies in connection with the vehicle sale are recognized upon customer execution of the related contracts. Generally, the Company is subject to a chargeback of a portion of the commission or fee received in the event that the contracts are prematurely canceled. An allowance for chargebacks against revenue recognized from such activities is established during the period in which the related revenue is recognized.

                      Premiums on the sale of limited extended warranties are deferred and recognized on a pro rata basis over the terms of the policies.

           PROPERTY AND EQUIPMENT AND DEPRECIATION

                      Property and equipment are stated at cost. Expenditures for maintenance, repairs and renewals of a minor nature are charged against earnings as incurred. Major renewals and betterments are capitalized. Depreciation is provided principally by accelerated methods over the estimated useful lives of the related assets.

           AVIATION EQUIPMENT HELD FOR SALE AND DEPRECIATION

                      Aviation equipment held for sale is stated at cost. Depreciation is provided on the straight-line method over the twelve year estimated useful life of the asset.

           AMORTIZATION

                      Goodwill is amortized on the straight-line method over forty years.

                      Loan acquisition costs are amortized on the straight-line method over the term of the loan.

                      Organization costs are amortized on the straight-line method over five years.

           ESTIMATES

                      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              THE WALLACE COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS



1.    NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      (continued)

           ADVERTISING

                      The Company expenses production and other costs of advertising as incurred. Advertising expense amounted to $4,452,000 for the year ended December 31, 1996.

           MAJOR SUPPLIERS AND FRANCHISE AGREEMENTS

                      The Company purchases substantially all of their new vehicles and parts inventories from various automobile manufacturers with whom the Company holds franchise agreements. The franchise agreements provide the Company with certain rights and restrictions such as location of the dealership, and approval rights over changes in management and ownership. The ability of the manufacturers to influence the operations of the dealership and to supply the dealership with an adequate supply of popular models could have a significant effect on operating results of the Company. The ability to add additional locations depends, in part, on obtaining consents of the manufacturers to acquire additional dealerships.

           ENVIRONMENTAL LIABILITIES

                      Environmental liabilities are charged to operations when it is probable that a liability has been incurred and the amount of the liability can reasonably be estimated. Accrued liabilities are not reduced by claims against third parties and are not discounted. No accrued liabilities have been recorded as of December 31, 1996.

           LONG-LIVED ASSETS

                      Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" ("SFAS No. 121") requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. SFAS No. 121 was adopted in 1996 and did not have a material effect on the Company's results of operations, cash flows or financial position.

           FAIR VALUE OF FINANCIAL INSTRUMENTS

                      The carrying amount of cash equivalents, receivables, payables and short- and long-term borrowing approximate fair value due either to length of maturity or existence of variable interest rates that approximate prevailing market rates.

           EARNINGS PER SHARE

                      Historical earnings per share is not presented, as the historical capital structure prior to the merger is not comparable to the capital structure that will exist subsequent to the merger (Note 13).

                              THE WALLACE COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS



2.    ACCOUNTS RECEIVABLE


                      Accounts receivable consists of the following:

                      Contracts-in-transit                       $3,789,000
                      Trade, other                                1,152,000
                      Due from manufacturers                      2,350,000
                      Due from finance companies                    157,000
                      Due from related party                         56,000
                      Recoverable income taxes                       51,000
                      Other                                          44,000
                                                                -----------
                                                                  7,599,000
                      Less allowance for doubtful accounts         (116,000)
                                                                -----------
                                                                 $7,483,000
                                                                ===========

3.    DUE FROM SHAREHOLDER

                      The amount due from shareholder is comprised of the following:

  An unsecured advance due on demand; interest is
     accrued at 5.89% for 1996 which approximates the
     Internal Revenue Service annual blended federal rate            $ 4,880,000

  Unsecured notes receivable resulting from the sale
     of wholly-owned subsidiaries in the amount of
     $44,000 and $410,000, including interest at 9.0%
     and 7.5% per annum, respectively                                    454,000
                                                                     -----------
                                                                     $ 5,334,000
                                                                     ===========

                      Upon the completion of the merger, the above amounts will be repaid in full (Note 13).


4.    MARKETABLE SECURITIES

                      The Company has adopted Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS No. 115"). The Company's investments are comprised of mutual funds which are classified as trading securities as of December 31, 1996, and, accordingly, net unrealized holding losses of $11,000 were included in net earnings for 1996.

                      In accordance with SFAS No. 115, these investments are carried at fair value, which is based on quoted market prices.

                      Marketable securities as of December 31, 1996 were as follows:

                                           Cost        Fair Value
                                       ------------   ------------
                    Mutual fund        $    770,000   $    726,000
                                       ============   ============

                              THE WALLACE COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS



5.    INVENTORIES

                      New vehicles                               $ 35,694,000
                      Used vehicles                                 4,141,000
                      Vehicles held for rental to others, net       4,244,000
                      Other                                         1,588,000
                                                                 ------------
                                                                   45,667,000
                      LIFO reserve                                 (6,591,000)
                                                                 ------------
                                                                 $ 39,076,000
                                                                 ============

                      The LIFO provision was $253,000 for the year ended December 31, 1996. Cost of sales would have been lower by this amount if a non-LIFO method had been used.

                      Accumulated amortization of vehicles held for rental to others was $509,000 as of December 31, 1996.


6.    INTANGIBLE ASSETS

                      Intangible assets as of December 31, 1996 consist of the following:

  Goodwill, net of accumulated amortization of $482,000                                  $  7,640,000

  Loan acquisition costs, net of accumulated amortization of $61,000                          138,000

  Organization costs, net of accumulated amortization of $18,000                               28,000
                                                                                         ------------
                                                                                         $  7,806,000
                                                                                         ============


7.    DEBT

  Collateralized by vehicle inventories, interest ranging from prime rate plus
        1%, to prime rate plus 1.75% (prime rate as of December 31, 1996 was
        8.25%)                                                                           $ 46,374,000


  Collateralized by lease and rental vehicles, interest rate as of December 31,
        1996 ranged from 8.25% to 9.75%                                                     4,219,000
                                                                                         ------------
  Balance, carried forward                                                                 50,593,000

                              THE WALLACE COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS



7.    DEBT (continued)

Balance, brought forward                                                                   50,593,000

  Line-of-credit with Ford Motor Credit Company, amounting to $2,400,000, collateralized by substantially all Company assets; interest only payable monthly at 1.25% over the prime rate (prime was 8.25% as of
        December 31, 1996); commencing on the date either the borrower or lender amends or terminates the agreement, the amount outstanding shall be paid in 23 equal monthly installments of principal in an amount calculated to amortize the then outstanding balance over a period of 60 months, plus interest with a final installment which shall include the unpaid balance. As of December 31, 1996, Ford Motor Credit Company has
        indicated that it has no intention of withdrawing the credit line                   1,000,000



   Note payable to Ford Motor Credit Company, due in monthly installments of
        $208,000 including interest at 3% above the commercial paper rate (the commercial paper rate was 5.25% as of December 31, 1996) but not to exceed 13.49%; collateralized by substantially all the assets of the
        Company guaranteed by the sole shareholder and the spouse of the sole shareholder, Wallace Imports, Inc. and Mechanical Warranty Protection,
        Inc.; due December, 2000; upon the debt being paid down below
        $19,100,000, the interest rate shall be 2.75% above the commercial paper
        rate not to exceed 13.24%                                                          20,167,000


   Note payable to Ford Motor Credit Company, due in monthly installments of
        $47,000 including interest at 3% above the commercial paper rate (the commercial paper rate was 5.25% as of December 31, 1996) but not to exceed 13.49%; collateralized by substantially all the assets of the
        Company guaranteed by the sole shareholder and the spouse of the sole shareholder, Wallace Imports, Inc. and Mechanical Warranty Protection,
        Inc.; due December, 2000                                                            4,521,000


   Note payable, bank, due in equal monthly installments of $1,802 plus interest
        at prime; collateralized by equipment; due July, 1998                                  34,000


   Note payable to individual, due in monthly installments of $50,000; due
        April, 1997; total amount due as of December 31, 1996 is $200,000;
        noninterest bearing, interest at 9.5% per annum imputed for financial
        statement purposes, unsecured                                                         196,000
                                                                                         ------------
  Balance, carried forward                                                                 76,511,000

                              THE WALLACE COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS



7.    DEBT (continued)

  Balance, brought forward                                                                 76,511,000

  Capital lease payable for computer system, payable to leasing company; due in equal monthly lease payments of $5,000 including interest at an imputed
        rate of 10.5% per annum through December, 1999 (Note 12)                              147,000


  Capital lease payable for property; the terms of the lease require a payment of $7,500 per month including interest at an imputed rate of 9.274% per annum through May, 1998; lessor has the right at anytime during the term of the lease to give notice to the Company and the Company must purchase the property for $875,000 or the lease is terminated; at the end of the lease term, the Company has the option to purchase the property for
        $900,000                                                                              881,000



  Individual notes payable to a trust of the Wallace family and a key employee of the Company, unsecured and due on demand; interest ranging from 9.00%
        to 9.25% per annum payable annually; principal and interest due upon the
        effective date of the merger (Note 13)                                                137,000


  Individual notes to various members of the Wallace family and a trust of the
        Wallace family, unsecured; interest only ranging from 7.00% to 7.50%
        payable annually; principal and interest due upon the effective date of
        the merger (Note 13)                                                                  695,000

  Note payable to a trust of the Wallace family, unsecured, interest only at
        7.75%; principal and interest due upon the effective date of the merger
        (Note 13)                                                                             970,000

  Note  payable, G.E. Capital Corporation, payable in monthly installments of
        $30,000 including interest at 2.6% above the commercial paper rate;
        collateralized by aviation equipment; note to be assumed upon the
        effective date of the merger (Note 13)                                              2,420,000
                                                                                         ------------
                                                                                           81,761,000

  Less, debt payable within one year:
        Floor plan notes payable                                                          (50,593,000)
        Notes payable related parties                                                      (1,802,000)
        Current portion of long-term debt and capital lease obligations                    (3,744,000)
                                                                                         ------------
                                                                                         $ 25,622,000
                                                                                         ============

                              THE WALLACE COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS



7.    DEBT (continued)

                      The Company leases its computer system and property adjacent to Wallace Lincoln-Mercury, Inc. from third parties under capitalized lease agreements. Future minimum lease payments under capital leases and principal maturities of long-term debt are as follows:

                                                    Capital             Long-Term
                                                    Leases                Debt                Total
                                                  -----------          -----------         ------------
       Year Ending December 31
       -----------------------
                1997                              $   149,000         $  3,690,000         $  3,839,000
                1998                                  972,000            1,155,000            2,127,000
                1999                                   54,000            1,242,000            1,296,000
                2000                                     -              21,251,000           21,251,000
                2001                                     -                   -                    -
             Thereafter                                  -               1,000,000            1,000,000
                                                  -----------          -----------         ------------
  Total minimum lease payments
    and principal maturities of
    long-term debt                                  1,175,000           28,338,000           29,513,000

  Less, amount representing
    interest                                         (147,000)              -                  (147,000)

  Less, current maturities                            (54,000)          (3,690,000)          (3,744,000)
                                                  -----------          -----------         ------------
                                                  $   974,000          $24,648,000         $ 25,622,000
                                                  ===========          ===========         ============

                      Floor plan notes are due generally upon sale of the related vehicle. New vehicles collateralizing floor plan notes of approximately $6,083,000 were sold prior to December 31, 1996. The notes were subsequently paid in January, 1997. In addition, during the first week of January, 1997, the Company paid $3,783,000 of floor plan notes collateralized by used vehicles. The floor plan agreements permit the Company to borrow up to $48,900,000 as of December 31, 1996, restricted by new and used vehicle levels.

                      In the normal course of business, Ford Motor Credit Company has allowed the Company to exceed the available credit limits. As of December 31, 1996, Ford Motor Credit Company indicated that it has no intention of calling the credit facilities due to the floor plan liabilities exceeding the stated credit limit. The weighted average interest rate on short-term borrowings was 9.27% as of December 31, 1996.

                              THE WALLACE COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS



8.    COMMON STOCK

                                                     Par        Authorized        Issued       Outstanding
                                                    Value         Shares          Shares         Shares        Amount
                                                  ----------  ---------------   -----------  ---------------- --------
         Wallace Ford, Inc.                         None                 50             6               6     $  6,000
         Wallace Nissan, Inc.                        $1.00            7,500         1,000           1,000        1,000
         Wallace Dodge, Inc.                          1.00            7,500           760             760        1,000
         Wallace Imports, Inc.                        1.00            7,500         1,000           1,000        1,000
         Wallace Lincoln-Mercury, Inc.                 .10          100,000        50,000          50,000        5,000
         Stuart Lincoln-Mercury, Inc.                  .10          100,000        50,000          50,000        5,000
         Bill Wallace Enterprises, Inc.
             d/b/a Stuart Mitsubishi                   .10          100,000        50,000          50,000        5,000
         Mechanical Warranty
             Protection, Inc.                        10.00              750           750             750        8,000
                                                                                                              --------
                                                                                                              $ 32,000
                                                                                                              ========


9.    INCOME TAXES

                      Effective January 1, 1989, Wallace Imports, Inc. elected S corporation status. Effective January 1, 1993, Wallace Ford, Inc., Wallace Nissan, Inc. and Wallace Dodge, Inc. elected S corporation status. Effective November 18, 1994, Wallace Lincoln-Mercury, Inc. elected S corporation status. Effective September 18, 1995, Stuart Lincoln-Mercury, Inc. elected S corporation status. Effective October 12, 1995, Bill Wallace Enterprises, Inc. d/b/a Stuart Mitsubishi elected S corporation status. Under such elections, federal and state income taxes or tax benefits accrue to the shareholder personally and are included on his individual tax return. Therefore, income tax expense for these companies has not been accrued in the financial statements.

                      As a result of the election of S corporation status by Wallace Ford, Inc., Wallace Nissan, Inc. and Wallace Dodge, Inc. the entities incurred income tax expense relating to recapture of their respective LIFO reserves. The final payment as a result of this election was made in March, 1996.

                      Mechanical Warranty Protection, Inc. has adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires the use of the liability method of accounting for deferred income taxes.

                      Deferred income taxes are provided for temporary differences between the financial statement and tax bases of assets and liabilities. The differences arise from items not currently includable or deductible for income tax purposes, primarily deferred policy acquisition costs and unearned premium reserves.

                              THE WALLACE COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS



9.    INCOME TAXES (continued)

                      The Company's total deferred tax assets, deferred tax liabilities and deferred tax valuation allowance are as follows:


               Total deferred tax assets                       $  478,000
               Less valuation allowance                          (146,000)
                                                               ----------
                                                                  332,000
               Total deferred tax liabilities                    (806,000)
                                                               ----------
               Net deferred tax liability                       ($474,000)
                                                               ==========

                      These amounts have been presented in the accompanying combined balance sheet as noncurrent deferred tax liabilities.

                      As of December 31, 1996, Mechanical Warranty Protection, Inc. has carryforward net operating losses available as follows:


                                                                  Expiration
                                                        Amount       Date
                                                       --------   ----------
                 Federal net operating loss            $297,000   2007, 2010

                 State net operating loss               818,000   2007, 2010

10.   RETIREMENT PLAN

                      The Company has a salary deferral 401(k) profit-sharing plan. Participation is limited to those employees who have completed at least one year of service and have attained the age of 21. Employees may defer up to 15% of their compensation. Participants may also make after-tax contributions up to 10% of their compensation. In total, these contributions cannot exceed 19% of their compensation. The Company may contribute a percentage of each participant's salary deferral. Such discretionary match is limited to 3% of the participants' compensation. Also, the Company may make a discretionary profit-sharing contribution.

                      The matching contributions for 1996 amounted to $155,000. There were no discretionary profit-sharing contributions for the year ended December 31, 1996.

                              THE WALLACE COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS



11.   INTEREST EXPENSE

                      Interest expense for the year ended December 31, 1996 was comprised as follows:

                    Other expense
                        Related party                            $   213,000
                        Other                                      2,254,000
                                                                 -----------
                                                                 $ 2,467,000
                                                                 ===========
                    Operating expense
                        Floor plan - new and used vehicles       $   849,000
                        Floor plan - rental vehicles                 440,000
                                                                 -----------
                                                                 $ 1,289,000
                                                                 ===========

                      The floor plan interest for the year ended December 31, 1996 is net of floor plan assistance of $3,018,000


12.   LEASING ARRANGEMENTS

                      As discussed in Note 7, the Company leases its computer system and land adjacent to Wallace Lincoln-Mercury, Inc. under capital leases.

                      The computer system, recorded under the capital lease of $229,000 is included in furniture, signs and equipment. Accumulated amortization of this equipment is $151,000 as of December 31, 1996.

                      The property recorded under the capital lease of $900,000 is included in land.


13.   SUBSEQUENT EVENT

                      The Company has agreed to a merger and share exchange with Republic Industries, Inc. which will be treated for accounting purposes as a pooling of interests. Prior to closing, all indebtedness of the shareholder to the Company and all indebtedness of the Company to related parties will be paid in full. In addition, the shareholder or his assignee shall purchase from the Company the aviation equipment held for sale and assume the amount of the related indebtedness.


14.   COMMITMENTS AND CONTINGENCIES

                      The Company is exposed to various asserted and unasserted potential claims encountered in the normal course of business. In the opinion of management, the resolution of these matters will not have a material effect on the Company's financial position or results of operations.

                            INDEPENDENT AUDITOR'S REPORT




To the Board of Directors
Taormina Industries, Inc.
Anaheim, California


We have audited the accompanying balance sheets of Taormina Industries, Inc. as of December 31, 1996 and 1995 and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Taormina Industries, Inc. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.






/s/ McGladrey & Pullen, LLP


Anaheim, California
January 24, 1997, except for the first paragraph of
  Note 13 as to which the date is February 3, 1997

TAORMINA INDUSTRIES, INC.

BALANCE SHEETS
DECEMBER 31, 1996 AND 1995

ASSETS (NOTES 7 AND 9)                                             1996              1995
--------------------------------------------------------------------------------------------
Current Assets
 Cash and cash equivalents partially restricted
    (Notes 2, 3 and 7)                                          $21,076,128     $ 15,137,787
Certificates of deposit, restricted (Notes 2, 8 and 9)              845,681          720,681
Trade accounts receivable, less allowance for
    doubtful accounts; 1996 and 1995 $50,000                      8,083,245        9,265,774
Notes receivable, current portion (Note 4)                          619,712        1,501,365
Salvage materials (Note 8)                                          202,000          240,196
Prepaid expenses                                                    896,784           34,915
Other                                                               324,415          299,709
                                                                ----------------------------
          TOTAL CURRENT ASSETS                                   32,047,965       27,200,427
                                                                ----------------------------

Property and Equipment (Note 5)                                  49,101,847       45,117,719
                                                                ----------------------------
Other Long-Term Assets
 Notes receivable, long-term portion (Note 4)                             -          239,223
 Intangible assets, net (Note 6)                                  8,429,774        6,839,930
                                                                ----------------------------
                                                                  8,429,774        7,079,153
                                                                ----------------------------
                                                                $89,579,586     $ 79,397,299
                                                                ============================

LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------------------
Current Liabilities
 Current maturities of long-term debt (Note 7)                  $ 3,347,237     $  3,248,804
 Accounts payable                                                 6,029,492        7,383,728
 Accrued expenses (Note 12)                                       2,006,765        1,661,989
 Deferred income                                                    614,977          593,285
                                                                ----------------------------
          TOTAL CURRENT LIABILITIES                              11,998,471       12,887,806
                                                                ----------------------------
Long-Term Debt, less current maturities (Note 7)                 49,551,969       38,535,218
                                                                ----------------------------
Deferred Income Taxes (Note 11)                                   1,890,000        2,250,000
                                                                ----------------------------
Commitments and Contingencies (Notes 7, 8, 9, 10, 11 and 12)

Stockholders' Equity (Note 13)
 Common stock, $20 par value; authorized 5,000 shares; shares
   issued and outstanding 1996 and 1995: 790 shares                  15,810           15,810
 Additional paid-in capital                                       4,653,334        4,653,334
 Retained earnings                                               21,470,002       21,055,131
                                                                ----------------------------
                                                                 26,139,146       25,724,275
                                                                ----------------------------
                                                                $89,579,586     $ 79,397,299
                                                                ============================

See Notes to Financial Statements.

TAORMINA INDUSTRIES, INC.

STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1996 AND 1995
-----------------------------------------------------------------------------------
                                                             1996           1995
Disposal Service Revenue (Note 8)                       $ 81,046,868    $78,702,718
                                                        ---------------------------

Salvage Revenue, net (Note 8)                              8,811,732     21,802,002

Cost of Salvage Revenue                                    6,310,474     13,929,943
                                                        ---------------------------

     GROSS PROFIT FROM SALVAGE OPERATIONS                  2,501,258      7,872,059
                                                        ---------------------------

Operating and Administrative Expenses
  Salaries and wages                                      22,203,488     24,299,298
  Fringe benefits (Notes 10 and 12)                        4,409,275      3,800,656
  Amortization                                             1,090,965      1,203,251
  Depreciation                                             6,888,392      6,737,993
  Dump fees                                               26,729,517     25,232,835
  Facilities rent (Note 9)                                 5,001,380      4,600,250
  Outside services                                         2,650,149      3,141,670
  Other                                                   10,542,927      9,047,009
                                                        ---------------------------
                                                          79,516,093     78,062,962
                                                        ---------------------------
     OPERATING INCOME                                      4,032,033      8,511,815

Financial Income (Expense)
  Interest income                                          1,607,282      2,033,734
  Interest expense                                        (2,072,665)    (2,349,627)
                                                        ---------------------------

     INCOME BEFORE INCOME TAXES                            3,566,650      8,195,922

Income Tax (Credits) (Note 11)                              (276,000)      (575,200)
                                                        ---------------------------

     NET INCOME                                         $  3,842,650    $ 8,771,122
                                                        ===========================



See Notes to Financial Statements.

TAORMINA INDUSTRIES, INC.

STATEMENTS OF RETAINED EARNINGS
YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                       1996          1995
-----------------------------------------------------------------------------
Balance, beginning                             $    21,055,131  $  13,731,219

  Net income                                         3,842,650      8,771,122

  Dividends                                         (3,427,779)    (1,447,210)
                                               ------------------------------

Balance, ending                                $    21,470,002  $  21,055,131
                                               ==============================




See Notes to Financial Statements.

TAORMINA INDUSTRIES, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                       1996           1995
---------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
  Net income                                                      $  3,842,650    $ 8,771,122
Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation                                                      6,888,392      6,737,993
   Amortization                                                      1,090,965      1,203,251
   (Gain) loss on sale of equipment                                    118,691         (7,880)
   Deferred income taxes                                              (360,000)      (720,000)
   Change in assets and liabilities:
     (Increase) decrease in:
        Trade receivables                                            1,182,529     (1,810,604)
        Salvage materials                                               38,196       (113,728)
        Prepaid expenses                                              (861,870)        81,280
        Other                                                           37,705       (139,734)
   Increase (decrease) in accounts payable, accrued
        expenses and deferred income                                (1,072,695)     5,807,262
                                                                  ---------------------------
          NET CASH PROVIDED BY OPERATING ACTIVITIES                 10,904,561     19,808,962
                                                                  ---------------------------
Cash Flows from Investing Activities
  Proceeds from sale of property and equipment                         138,514         35,565
  Proceeds from maturities of certificates of deposit                  720,681      2,579,513
  Principal payments received on notes receivable                    1,840,569      1,231,473
  Disbursements on notes receivable                                   (719,693)    (1,046,467)
  Purchase of property and equipment                                (6,647,581)   (17,774,904)
  Purchase of securities and cash restricted for the
    purchase of property and equipment                              (4,459,625)    (4,373,538)
  Purchase of intangible assets                                     (2,680,810)             -
  Purchase of certificates of deposit                                 (845,681)             -
  Proceeds from maturities of securities restricted for
    the purpose of property and equipment                                    -     16,242,000
                                                                  ----------------------------
          NET CASH (USED IN) INVESTING ACTIVITIES                  (12,653,626)    (3,106,358)
                                                                  ---------------------------
Cash Flows from Financing Activities
  Dividends paid to stockholders                                    (3,427,779)    (1,447,210)
  Proceeds from long-term borrowings                                14,500,000              -
  Payments on long-term borrowings, including capital
    lease obligations and leasehold interests                       (3,384,815)    (5,427,011)
                                                                  ---------------------------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        7,687,406     (6,874,221)
                                                                  ---------------------------
          INCREASE IN CASH AND CASH EQUIVALENTS                      5,938,341      9,828,383

Cash and Cash Equivalents
  Beginning                                                         15,137,787      5,309,404
                                                                  ---------------------------
  Ending                                                          $ 21,076,128    $15,137,787
                                                                  ===========================


See Notes to Financial Statements.

TAORMINA INDUSTRIES, INC.

STATEMENTS OF CASH FLOWS (CONTINUED)
YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                      1996          1995
------------------------------------------------------------------------------------------------------------
Supplemental Disclosures of Cash Flow Information
   Cash payments for:
     Interest                                                                    $   2,118,670   $ 2,347,347
                                                                                 ===========================

     Income taxes                                                                $      114,842  $   120,800
                                                                                 ===========================



See Notes to Financial Statements.

TAORMINA INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

The Company operates in all aspects of commercial and residential waste disposal and recycling in the Orange County and San Bernardino County, California areas.

A SUMMARY OF THE COMPANY'S SIGNIFICANT ACCOUNTING POLICIES ARE AS FOLLOWS:

Cash and cash equivalents:

For the purpose of reporting cash flows, the Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Available-for-sale securities:

Available-for-sale securities consist of debt securities and repurchase agreements. Available-for-sale securities are stated at fair value, and unrealized holding gains and losses, net of the related deferred tax effect, are reported as a separate component of stockholders' equity.

Property and equipment:

Property and equipment is stated at cost. Provisions for depreciation on equipment have been made using primarily an accelerated method with useful lives ranging from three to ten years. Buildings and improvements are being depreciated using an accelerated method with useful lives ranging from fifteen to thirty-one years. The amortization expense on assets acquired under capital leases and leasehold interests are being amortized on an accelerated method over their estimated useful lives of ten years and are included with depreciation expense on owned assets.

Intangible assets:

Intangible assets consist principally of city contracts, routes, covenants not-to-compete, and the excess of cost over carrying value of net assets acquired. These assets are being amortized by the straight-line method over lives ranging from two to fifteen years.

Deferred income:

Deferred income represents the amount of billings issued for services to be performed in future months.

Income taxes:

Deferred income taxes are provided primarily on the difference between the financial reporting and the income tax basis of certain assets which if sold at a gain within a ten-year period, beginning with the effective date of becoming a S Corporation, would be subject to income taxes at the maximum corporate tax rate. As of December 31, 1996, the Company's reported net assets exceed their tax basis by approximately $5,900,000. Accordingly, if the election was terminated on that date, a deferred tax liability of approximately $2,400,000 would be recognized (see Note 13).

TAORMINA INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 1.    NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2.    CONCENTRATION OF CASH BALANCES

As of December 31, 1996, the Company had deposits at two financial institutions in excess of FDIC insurance limits.


NOTE 3.    MARKETABLE SECURITIES

The Company has securities which are all classified as available-for-sale. The marketable securities are comprised of U.S. Treasury Securities and Repurchase Agreements with fair values totaling $13,124,943. The fair value of these securities is approximately equal to their respective amortized cost. The fair values of the above noted securities are classified on the balance sheet as of December 31, 1996 as cash and cash equivalents. At December 31, 1995, the Company had $11,751,572 of U.S Treasury Securities classified as held-to-maturity and included with cash and cash equivalents. These are recorded at cost which approximates market value.


NOTE 4.    NOTES RECEIVABLE

As of December 31, 1996, the Company had an unsecured note receivable totaling $408,312 from a partnership which is related through common ownership. This note is a result of loans from the Company totaling $3,165,000 to the partnership, that were used to build a maintenance facility which, together with the land, are leased to the Company on a month-to-month lease at $77,000 per month. The note requires a minimum monthly payment of principal and interest of $47,000, interest is at 7.5% and matures in September 1997. In addition, the Company has other notes receivable from unrelated parties totaling $233,249 of which $205,510 is secured and these notes bear interest ranging from 10% to 11.25%, respectively.

TAORMINA INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------



NOTE 5.      PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1996 and 1995 is comprised of the following:

                                                           1996         1995
-------------------------------------------------------------------------------
Land                                                  $  3,574,953  $ 3,089,535
Buildings and improvements                              11,885,543   11,067,398
Transportation equipment                                25,089,163   24,190,889
Machinery, bins and equipment                           25,228,493   22,805,933
Leasehold improvements                                   2,066,378    1,363,712
Furniture and fixtures                                     509,752      464,705
Equipment under capital leases (Note 9)                          -      572,020
Leasehold interests in recycling equipment (Note 9)     10,548,826   10,548,826
Cash and cash equivalents, restricted for purchase
  of land, buildings and equipment (Note 7)             11,028,613    6,568,988
                                                      -------------------------
                                                        89,931,721   80,672,006
Less accumulated depreciation:                        -------------------------

Equipment acquired under capital leases                          -      269,997
Leasehold interests                                      6,414,489    5,389,445
Owned assets                                            34,415,385   29,894,845
                                                      -------------------------
                                                        40,829,874   35,554,287
                                                      -------------------------

                                                      $ 49,101,847  $45,117,719
                                                      =========================



NOTE 6.        INTANGIBLE ASSETS

Intangible assets are recorded at cost as of December 31, 1996 and 1995 and are comprised of the following:

                                                           1996         1995
-------------------------------------------------------------------------------

City contracts                                         $21,128,951  $18,643,951
Covenants not-to-compete                                   302,867      302,867
Excess of purchase price over carrying
  value of net assets acquired                           1,945,593    1,945,593
Bond issuance costs                                        195,809            -
Solid waste collection routes                               57,325       57,325
                                                       ------------------------
                                                       $23,630,545   20,949,736
Less accumulated amortization                           15,200,771   14,109,806
                                                       ------------------------
                                                       $ 8,429,774  $ 6,839,930
                                                       ========================


TAORMINA INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 7.         PLEDGED ASSETS, NOTES PAYABLE AND LONG-TERM DEBT

Pledged assets, notes payable and long-term debt are comprised of the following as of December 31, 1996:


Obligations under capital leases and leasehold interests (Note 9).         $     4,692,508

Bonds payable (A).                                                              43,960,000

Note payable to an individual, secured by real
  property which is owned by the stockholders,
  payable in monthly installments of
  $100,000, including interest at 6%, due July 2000.                             3,790,583

Other                                                                              456,115
                                                                           ---------------
                                                                                52,899,206
Less current maturities                                                          3,347,237
                                                                           ---------------
                                                                           $    49,551,969
                                                                           ===============



(A) On August 1, 1994, November 1, 1994 and September 1, 1996, the Company entered into three loan agreements with the California Pollution Control Financing Authority (CPCFA) to borrow $9,000,000, $20,685,000 and $14,500,000 of proceeds received by the CPCFA from the sale of Pollution Control Variable Rate Demand Solid Waste Revenue Bonds (Series 1994A, 1994B and 1996A) due August 1, 2014, November 1, 2014, and August 1, 2016. The Company is required to make monthly interest payments to a trustee for the bondholders based on a variable market rate of interest determined weekly by the remarketing agent (3.15% at December 31, 1996). Pursuant to a reimbursement agreement between a bank which has posted letters of credit on this facility, and the Company, the Company began making monthly principal sinking fund payments on January 1, 1996. As of December 31, 1996, $11,028,613 of the proceeds remain unspent and on deposit with the trustee (Note 5). The loan agreements require the Company to utilize the proceeds within a specified period. If such use of proceeds does not occur timely, the Company must refund arbitrage amounts consisting of investment earnings on debt proceeds in excess of corresponding debt interest costs. At December 31, 1996 and 1995, no amounts are subject to arbitrage rebate.

       Series 1994A, 1994B, and 1996A require the Company to post irrevocable letters of credit to be held by the trustee for the benefit of the bondholders. At December 31, 1996, these letters of credit total $44,847,775 and are secured by all of the assets of the Company. The Company further covenants to maintain certain financial ratios with respect to these borrowings and is required to maintain a cash balance of $7,500,000 until such time as the Company's bank is able to arrange and consummate another bank to participate in the Company's borrowing relationship.

Aggregate maturities on long-term debt are as follows: 1997 $3,347,237; 1998 $3,687,732; 1999 $4,258,474; 2000 $3,510,599; 2001 $2,277,903;
thereafter $35,817,261.

TAORMINA INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------



NOTE 8.       DISPOSAL SERVICE CONTRACTS

The Company has disposal service contracts with the cities of Anaheim, Brea, Garden Grove, Placentia, Yorba Linda, Fullerton, Villa Park and Colton for the collection and/or processing of waste and rubbish from residential and commercial establishments. The period of these contracts range from fifteen to twenty years with an evergreen provision on seven of these contracts which provides an extension of an additional year on an annual basis. The remaining agreement contains a six-year option. One agreement is personally guaranteed by the Company's stockholders up to $20,000,000. Certain other agreements require certificates of deposit totaling 225,000 to be pledged to the cities and a county for landfill use.

Revenues for the years ended December 31, 1996 and 1995, include revenues from the following two city contracts, which accounted for more than 10% of the total revenues of the Company:


                                      Contract A      Contract B
----------------------------------------------------------------

1996
  Revenue                            $   19,621,000 $ 14,231,000
  Accounts receivable                     1,740,000    1,267,000


1995
  Revenue                                24,550,000   14,361,000
  Accounts receivable                     2,090,000    1,474,000



The Company sells salvaged recyclable materials. Certain amounts of this revenue are shared equally with four of the cities. The Company also sells recyclable materials which are purchased from other waste collection contractors and the general public.


NOTE 9.       COMMITMENTS, RENT EXPENSE AND RELATED PARTY TRANSACTIONS

The Company has entered into operating agreements with three cities to manage, operate and maintain certain recycling equipment, each for a period of ten years, at which time the Company can purchase the equipment at its fair market value. The operating agreements have been recorded as leasehold interests in recycling equipment, since the present value of the future minimum lease payments equals the equipment cost. The implicit interest rates on these agreements range from 8.4% to 8.8%, and expire in June 2000, September 2000 and November of 2001.

Two financial institutions have posted two outstanding letters of credit totaling $1,197,300 on behalf of the Company naming two of the cities as beneficiaries. One of these letters of credit are collateralized by all assets of the Company, while the other letter of credit is unsecured. The Company has a certificate of deposit of $550,000 pledged to one of the cities. These letters of credit are collateralized by all the assets of the Company. These letters of credit and certificate of deposit are security for performance under the operating agreements. The Company has posted a $250,000 letter of credit as security for performance under one of its municipal franchise agreements. This letter of credit is secured by all assets of the Company. The Company has also pledged a $69,686 certificate of deposit as security on a note payable in the amount of $98,926.

TAORMINA INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------




NOTE 9.    COMMITMENTS, RENT EXPENSE AND RELATED PARTY TRANSACTIONS (CONTINUED)

Components of capital leases and leasehold interests at December 31, 1996 and 1995 are as follows:


                                                         1996           1995
------------------------------------------------------------------------------
Assets Acquired Under Capital Leases
  Transportation equipment                       $           -   $     384,221
  Machinery, bins and equipment                              -         187,799
                                                 -----------------------------
                                                 $           -   $     572,020
                                                 =============================
Leasehold Interests in Recycling Equipment
  Transportation equipment                       $   3,523,578   $   3,523,578
  Automated barrels                                  7,025,248       7,025,248
                                                 -----------------------------
                                                 $  10,548,826   $  10,548,826
                                                 =============================



At December 31, 1996, the trustees for the bondholders are holding approximately $1,220,000 in reserve funds to pay bondholders related to the leasehold interests in recycling equipment. Interest earnings on these funds reduces the lease payments made by the Company. The leasehold interests liability as shown on the Company's financial statements is reduced by the amount of these reserve funds.

The following is a schedule by years and in the aggregate, of the expected future minimum lease payments under the capital leases and leasehold interests together with the present value of the net minimum lease payments as of December 31, 1996:



   Year Ending                                     Leasehold
   December 31,                                    Interests
-------------------------------------------------------------------------------
     1997                                      $   1,757,130
     1998                                          1,756,452
     1999                                          1,752,343
     2000                                          1,282,245
     2001                                            471,860
     Thereafter                                            -
                                               -------------
        TOTAL MINIMUM LEASE PAYMENTS               7,020,030

     Less the amount representing interest         2,327,522
                                               -------------
        PRESENT VALUE OF MINIMUM LEASE
        PAYMENTS (NOTE 7)                          4,692,508
                                               =============


TAORMINA INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 9.    COMMITMENTS, RENT EXPENSE AND RELATED PARTY TRANSACTIONS (CONTINUED)

The Company leases land from its stockholders. The Company has original cost investments in buildings and leasehold improvements on the leased land of approximately $12,400,000 and, accordingly, intends to continue leasing the improved property over a thirty-year amortization period. The Company leases the improved property pursuant to a five-year lease with a fifteen-year option to renew. The Company leases land and improvements from a partnership under common control on a month-to-month basis. The total monthly commitment under these leases is $415,000. Rent expense under these leases amounted to approximately $4,920,000 and $4,570,000 for the years ended December 31, 1996 and 1995, respectively.

The Company also leases a variety of small office equipment under short-term operating leases.

Future minimum lease commitments by year and in the aggregate under terms of operating lease agreements are approximately as follows: 1997 $4,062,000; 1998 $3,996,000; 1999 $3,996,000; 2000 $3,996,000; 2001 $3,990,000 and thereafter
$52,440,000.

The Company purchases fuel from a related party partnership at $.05 per gallon above invoice cost. Total purchases of fuel from the related party for the years ended December 31, 1996 and 1995 were $1,719,557 and $1,430,847, respectively.


NOTE 10.        RETIREMENT PLAN AND CONTINGENCY

The Company contributes to a union-sponsored multi-employer retirement plan in accordance with a negotiated labor contract. The retirement plan covers all of the Company's union employees, which represents approximately 38% of the Company's employees. Contributions, which are based on varying rates for the hours worked by the employees, totaled approximately $175,000 and $189,000 for the years ended December 31, 1996 and 1995, respectively.

In the event of plan termination or employer withdrawal, an employer may be liable for a portion of the Plan's unfunded vested benefits. The Company has not received information from the Plan's administrators to determine its share of unfunded vested benefits. The Company does not anticipate withdrawal from the Plan, nor is the Company aware of any expected plan termination.

TAORMINA INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------



NOTE 11.            INCOME TAX MATTERS

The net deferred income tax liabilities at December 31, 1996 and 1995 consist of the following components:

                                                      1996         1995
-------------------------------------------------------------------------------
Deferred tax assets                              $    22,600  $     17,500
Deferred tax liabilities                           1,912,600     2,267,500
                                                 -------------------------
                                                 $ 1,890,000  $  2,250,000
                                                 =========================

The components of the net income tax (credits) for the years ended December 31, 1996 and 1995 are as follows:

                                                      1996         1995
--------------------------------------------------------------------------------

Current                                          $    84,000  $    144,800
Deferred                                            (360,000)     (720,000)
                                                 -------------------------
                                                 $  (276,000) $   (575,200)
                                                 =========================


On February 1, 1990, the Company, with the consent of its stockholders, has elected to be taxed under sections of federal and California income tax law, which provides that, in lieu of federal corporation income taxes, the stockholders separately account for their pro rata shares of the Company's items of income, deductions, losses and credits. For California, the tax rate has been reduced from 9.3% to 1.5% at the corporate level (See Note 13).

As a result of the Tax Reform Act of 1986, the Company may be subject to income taxes at the maximum corporate rate if certain assets are sold at a gain for a ten-year period following the effective date of election mentioned above. The Company has provided for its deferred tax liability that represents income taxes that might be payable if those assets are sold at their carrying values. The liability at December 31, 1996 and 1995 is approximately $1,874,000 and $2,222,000, respectively. This deferred tax liability will be reduced, either through actual tax payments or as the excess of the financial reporting basis of assets over the tax basis of the related assets on the effective date of the election diminishes over the ten-year period. Accordingly, the Company's income tax (credits) are not as expected for 1996 and 1995 due to the amortization of these assets resulting in a credit of approximately $348,000 in 1996 and $678,000 in 1995, respectively.

TAORMINA INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 12.       SELF-INSURANCE

The Company is self-insured for its workers compensation claims up to $300,000 per occurrence with no overall aggregate stop-loss limitation. It is the Company's policy to accrue for claims as they are incurred. At December 31, 1996 and 1995 the Company has recorded reserves of $620,218 and $446,216, respectively. The Company has posted a performance bond totaling approximately $1,500,000 as security to the State of California for the administration of its workers compensation claims.


NOTE 13.       SUBSEQUENT EVENTS

On February 3, 1997, the Company's shareholders entered into a Merger Agreement to exchange their total shares for equivalent shares of a publicly-traded entity. The transaction is anticipated to be accounted for as a pooling of interests. Management anticipates the transaction will close or before on March 1, 1997. Upon closing, the Company will revoke its S status for income tax purposes and will record a deferred tax liability as discussed in Note 1.

Subsequent to December 31, 1996, the Company declared and paid dividends totaling $500,000.

        UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS


 REPUBLIC INDUSTRIES, INC., AUTONATION INCORPORATED, ED MULLINAX, INC.,
             GRUBB AUTOMOTIVE AND KENDALL AUTOMOTIVE GROUP

     The following Unaudited Condensed Consolidated Pro Forma Financial Statements include the supplemental consolidated financial statements of Republic Industries, Inc. and subsidiaries (the "Company") which include the results of operations of National Car Rental System, Inc. ("National"), Maroone Automotive Group ("Maroone"), Wallace Automotive Group ("Wallace") and Taormina Industries, Inc. ("Taormina") which the Company acquired in February 1997 and Carlisle Motors, Inc. ("Carlisle") which the Company acquired in January
1997. These transactions have been accounted for under the pooling of interests method of accounting and, accordingly, the Company's supplemental consolidated financial statements have been retroactively adjusted as if the Company, National, Maroone, Wallace, Taormina and Carlisle had operated as one entity since inception.

     The following Unaudited Condensed Consolidated Pro Forma Balance Sheet presents the pro forma financial position of the Company as of December 31, 1996 as if the acquisitions of AutoNation Incorporated ("AutoNation"), Ed Mullinax, Inc. and subsidiaries ("Mullinax") and Grubb Automotive ("Grubb"), which were acquired in January 1997, and Kendall Automotive Group ("Kendall"), which was acquired in February 1997, had been consummated as of December 31, 1996. This pro forma balance sheet also includes pro forma adjustments related to the January 1997 sale of the Company's common stock, par value $.01 per share ("Common Stock") which resulted in net proceeds to the Company of approximately $553 million (the "1997 Equity Transaction").

     The following Unaudited Condensed Consolidated Pro Forma Statement of Operations for the year ended December 31, 1996 presents the pro forma results of operations of the Company as if the acquisitions of AutoNation, Mullinax, Grubb and Kendall, which have all been accounted for under the purchase method of accounting, had been consummated as of January 1, 1996. This pro forma statement of operations also contains pro forma adjustments related to the 1997 Equity Transaction and certain 1996 equity transactions which resulted in net proceeds to the Company of approximately $551 million (the "1996 Equity Transactions").

     The unaudited pro forma income per common and common equivalent share before extraordinary charge is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise or conversion of warrants and options. In computing the unaudited pro forma income per common and common equivalent share before extraordinary charge, the Company utilizes the treasury stock method. Primary income per share is not presented as it does not significantly differ from fully diluted income per share.

     These Unaudited Condensed Consolidated Pro Forma Financial Statements should be read in conjunction with the respective historical consolidated financial statements and notes thereto of the Company, National, Maroone, Wallace, Taormina, Carlisle, AutoNation, Mullinax, Grubb and Kendall. These Unaudited Condensed Consolidated Pro Forma Financial Statements were prepared utilizing the accounting policies of the respective entities as outlined in their historical financial statements except as described in the accompanying notes. The acquisitions of AutoNation, Mullinax, Grubb and Kendall have been accounted for under the purchase method of accounting. Accordingly, the Unaudited Condensed Consolidated Pro Forma Financial Statements reflect the Company's preliminary allocations of the purchase prices of such acquisitions which will be subject to further adjustments as the Company finalizes the allocations of the purchase prices in accordance with generally accepted accounting principles. The unaudited condensed consolidated pro forma results of operations do not necessarily reflect actual results which would have occurred if the acquisitions or the 1996 or 1997 Equity Transactions had taken place on the assumed dates, nor are they necessarily indicative of the results of future combined operations.

                          REPUBLIC INDUSTRIES, INC.,
                   AUTONATION INCORPORATED, ED MULLINAX, INC.,
                  GRUBB AUTOMOTIVE AND KENDALL AUTOMOTIVE GROUP

            UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 1996

                                            SUPPLEMENTAL
                                              REPUBLIC     AUTONATION       MULLINAX       GRUBB       KENDALL      COMBINED
                                              --------     ----------     ------------    -------    ----------    ----------
            ASSETS
Current assets:
  Cash and cash equivalents                  $  299,453    $    6,062     $      1,470    $  4,077   $    5,910    $  316,972
  Receivables, net                              535,653         7,580           21,038      11,123       10,978       586,372
  Inventory                                     185,395        66,258           92,171      48,011       25,694       417,529
  Revenue earning vehicles, net               3,495,178            --               --          --           --     3,495,178
  Other current assets                          397,453           445            4,517         228        1,179       403,822
                                             ----------    ----------     ------------    --------   ----------    ----------
        Total current assets                  4,913,132        80,345          119,196      63,439       43,761     5,219,873

  Property and equipment, net                 1,064,974       196,665           15,500      12,150       26,550     1,315,839
  Intangible assets                             260,067            --               15          --           --       260,082
  Investment in subscribers                      92,427            --               --          --           --        92,427
  Other assets                                   39,659            --              157       3,506        2,821        46,143
                                             ----------     ---------     ------------    --------    ---------    ----------
                                             $6,370,259     $ 277,010     $    134,868    $ 79,095    $  73,132    $6,934,364
                                             ==========     =========     ============    ========    =========    ==========
      LIABILITIES AND
    SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
    expenses                                 $  548,679     $  35,833     $      6,564    $  5,535    $   7,022    $  603,633
  Current portion of long-term
    debt and notes payable                    2,872,841       247,472           77,835      55,675       45,004     3,298,827
  Other current liabilities                     238,419            --               --          --          512       238,931
                                             ----------     ---------     ------------    --------    ---------    ----------
        Total current liabilities             3,659,939       283,305           84,399      61,210       52,538     4,141,391
  Long-term debt, net of current
    maturities                                1,147,611            --           10,190       4,060       19,310     1,181,171
  Other liabilities                             210,736            --               --         600           --       211,336
                                             ----------      --------     ------------    --------    ---------    ----------
        Total liabilities                     5,018,286       283,305           94,589      65,870       71,848     5,533,898
                                             ----------      --------     ------------    --------    ---------    ----------
Shareholders' equity:
  Common stock                                    2,968            80               40       3,025          421         6,534

  Additional paid-in capital                  1,343,003        52,050              134        (650)      (4,846)    1,389,691

  Retained earnings                               6,002       (58,425)          40,105      10,850        5,709         4,241
                                             ----------      --------     ------------    --------    ---------    ----------
        Total shareholders' equity            1,351,973        (6,295)          40,279      13,225        1,284     1,400,466
                                             ----------      --------     ------------    --------    ---------    ----------
                                             $6,370,259      $277,010     $    134,868    $ 79,095    $  73,132    $6,934,364
                                             ==========      ========     ============    ========    =========    ==========
                                                        PRO FORMA
                                                       ADJUSTMENTS
                                              -----------------------------
                                                   DR.              CR.          PRO FORMA
                                              ------------     ------------    -------------
            ASSETS
Current assets:
  Cash and cash equivalents                                                    $     316,972
  Receivables, net                                                                   586,372
  Inventory                                   $     18,129(a)                        435,658
  Revenue earning vehicles, net                                                    3,495,178
  Other current assets                                          $   247,472(b)       156,350
                                              ------------     ------------    -------------
        Total current assets                        18,129          247,472        4,990,530

  Property and equipment, net                                                      1,315,839
  Intangible assets                                329,705(c)                        589,787
  Investment in subscribers                                                           92,427
  Other assets                                                                        46,143
                                              ------------     ------------    -------------
                                              $    347,834     $    247,472    $   7,034,726
                                              ============     ============    =============
      LIABILITIES AND
    SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
    expenses                                                                   $     603,633
  Current portion of long-term
    debt and notes payable                    $    247,472(b)                      2,880,031
                                                   171,324(d)
  Other current liabilities                                                          238,931
                                              ------------     ------------    -------------
        Total current liabilities                  418,796                         3,722,595

  Long-term debt, net of current
    maturities                                     381,352(d)                        799,819
  Other liabilities                                                                  211,336
                                              ------------     ------------    -------------
        Total liabilities                          800,148                         4,733,750
                                              ------------     ------------    -------------
Shareholders' equity:
  Common stock                                       3,566(e)  $        263(f)         3,389
                                                                        158(d)

  Additional paid-in capital                        46,688(e)       396,064(f)     2,291,585
                                                                    552,518(d)

  Retained earnings                                                   1,761(e)         6,002
                                              ------------     ------------    -------------
        Total shareholders' equity                  50,254          950,764        2,300,976
                                              ------------     ------------    -------------

                                              $    850,402     $    950,764    $   7,034,726
                                              ============     ============    =============

               The accompanying notes are an integral part of these statements.

                          REPUBLIC INDUSTRIES, INC.,
                  AUTONATION INCORPORATED, ED MULLINAX, INC.,
                 GRUBB AUTOMOTIVE AND KENDALL AUTOMOTIVE GROUP

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1996




                                   SUPPLEMENTAL
                                     REPUBLIC      AUTONATION      MULLINAX        GRUBB         KENDALL          COMBINED
                                    ---------      ----------      --------       ---------     ---------       ------------
Revenue                            $4,764,097       $ 31,464        $659,002      $439,980      $405,835         $6,300,378
Expenses:
  Cost of operations                3,891,949         43,411         589,835       384,759       367,063          5,277,017
  Selling, general and
    administrative                    784,212         38,633          54,537        46,870        34,275            958,527
  Restructuring and merger
    expenses                           38,335           --              --            --            --               38,335
Other (income) expense:
  Interest and other income           (36,294)          --              --          (2,042)         (669)           (39,005)
  Interest expense                     43,887          4,782             886         4,329         1,276             55,160
                                   ----------       --------        --------      --------      --------         ----------
                                    4,722,089         86,826         645,258       433,916       401,945          6,290,034
                                   ----------       --------        --------      --------      --------         ----------
Income before
  income taxes and
  extraordinary charge                 42,008        (55,362)         13,744         6,064         3,890             10,344
Provision for income taxes             43,024           --              --            --            --               43,024
                                   ----------       --------        --------      --------      --------         ----------
Income before
  extraordinary charge             $   (1,016)      $(55,362)       $ 13,744      $  6,064      $  3,890         $  (32,680)
                                   ==========       ========        ========      ========      ========         ==========
Fully-diluted:
  Income per share before
   extraordinary charge            $       --
                                   ==========
  Weighted average shares
    outstanding                       313,925         17,467           3,633         3,962         1,216            340,203
                                   ==========       ========        ========      ========      ========         ==========


                                           PRO FORMA
                                           ADJUSTMENTS
                                    -------------------------

                                        DR.            CR.               PRO FORMA
                                    ----------     ----------          --------------
Revenue                                                                  $6,300,378
Expenses:
  Cost of operations                $ 8,243(g)     $    862(a)            5,234,770
                                                     48,847(h)
                                                        781(b)
  Selling, general and
    administrative                                                          958,527
  Restructuring and merger
    expenses                                                                 38,335
Other (income) expense:
  Interest and other income           5,563(b)                              (33,442)

  Interest expense                                   50,378(h)                 --
                                                      4,782(b)
                                    -------        --------              ----------
                                     13,806         105,650               6,198,190
                                    -------        --------              ----------
Income before
  income taxes and
  extraordinary charge               13,806         105,650                 102,188

Provision for income taxes           22,267(i)                               65,291
                                    -------        --------              ----------
Income before
  extraordinary charge              $36,073        $105,650              $   36,897
                                    =======        ========              ==========

Fully-diluted:
  Income per share
   before extraordinary charge                                           $      .10
                                                                         ==========
  Weighted average shares
    outstanding                      29,868(j)                              370,071
                                    =======                              ==========

        The accompanying notes are an integral part of these statements.

               REPUBLIC INDUSTRIES, INC., AUTONATION INCORPORATED,
       ED MULLINAX, INC., GRUBB AUTOMOTIVE AND KENDALL AUTOMOTIVE GROUP

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                         PRO FORMA FINANCIAL STATEMENTS

(a) Represents an entry to conform the inventory accounting policies of acquired companies from LIFO to the specific identification method.
(b) Represents an entry to eliminate advances from the Company to AutoNation and related interest on such advances.
(c) Represents an entry to record intangible assets resulting from the preliminary allocations of the purchase prices for the acquisitions of AutoNation, Mullinax, Grubb and Kendall as follows (in thousands):

        Shares of Republic Common Stock to be issued...............    26,278
        Value of Republic Common Stock consideration...............  $396,327
        Historical net assets......................................    48,493
        Write-up of inventory to fair value........................    18,129
                                                                     --------
        Allocation to intangible assets............................  $329,705
                                                                     ========

(d) Represents an entry to record the 1997 Equity Transaction and the assumed repayment of indebtedness as of December 31, 1996.
(e) Represents an entry to eliminate the historical equity balances of AutoNation, Mullinax, Grubb and Kendall.
(f) Represents the recording of equity resulting from the Company's issuance of Common Stock to effect the acquisitions of AutoNation, Mullinax, Grubb and Kendall.
(g) Represents an adjustment to record amortization, on a straight-line basis, of the intangible assets resulting from the preliminary purchase price allocations of AutoNation, Mullinax, Grubb and Kendall. Intangible assets resulting from these purchases are being amortized over a 40 year life which approximates the estimated useful life.
(h) Represents the assumed interest savings on the payoff of a portion of the existing indebtedness outstanding as of January 1, 1996 of the combined entity with the proceeds from the 1996 and 1997 Equity Transactions which are also assumed to have occurred as of January 1, 1996.
(i) Represents the incremental change in the combined entity's provision for income taxes as a result of the pre-tax income (loss) of AutoNation, Mullinax, Grubb and Kendall and all pro forma adjustments as described above.
(j) Includes the weighted average effect of shares issued in the 1996 and 1997 Equity Transactions.